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                                 EXHIBIT 10.12

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         AMERICAN ANNUITY GROUP, INC.,

                             L.Q. ACQUISITION CORP.

                                      AND

                         LAURENTIAN CAPITAL CORPORATION

                                  DATED AS OF

                                  MAY 25, 1995

                                 Page 23 of 99

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                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Merger Agreement" or this "Agreement"), dated as of May 25, 1995, by and among American Annuity Group, Inc., a Delaware corporation ("Acquiror"), L.Q. Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror formed for the purposes of the transactions contemplated hereby ("Newco"), and Laurentian Capital Corporation, a Delaware corporation ("LCC").

     WHEREAS, the Board of Directors of Acquiror (the "Acquiror Board") believes it is in the best interests of Acquiror and its stockholders and the Board of Directors of LCC (the "LCC Board") believes it is in the best interests of LCC and its stockholders that Acquiror, Newco and LCC effect the transactions contemplated hereby; and

     WHEREAS, the parties hereto desire to adopt a plan of merger, providing for the merger of Newco with and into LCC (the "Merger") pursuant to which all of the issued and outstanding shares of Common Stock, $.05 par value per share, of LCC ("LCC Common Stock") will be converted into the right to receive the amount in cash per share specified herein; and

     WHEREAS, the LCC Board has concurrently herewith approved that certain Option Agreement made by Acquiror, The Imperial Life Assurance Company of Canada and Desjardins-Laurentian Life Group Inc. as of the date hereof; and

     WHEREAS, Acquiror, Newco and LCC desire to effect the Merger and the other transactions contemplated hereby; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties, covenants and agreements made herein as an inducement to the consummation of the Merger and the other transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

I.   THE MERGER

     In accordance with the terms and subject to the conditions of this Merger Agreement, Acquiror, Newco and LCC shall effect the Merger as follows:

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     1.1 THE MERGER. At the Effective Time (as defined in Section 1.3), in accordance with this Merger Agreement and the General Corporation Law of the State of Delaware (the "Delaware Law"), Newco shall be merged with and into LCC, and the separate existence of Newco shall cease. LCC shall continue as the surviving corporation and is herein sometimes referred to in this capacity as the "Surviving Corporation."

     1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in
Section 259 of the Delaware Law.

     1.3 CONSUMMATION OF THE MERGER. As soon as is practicable on the Closing Date (as defined in Section 1.4) after all conditions to the consummation of the Merger set forth herein have been satisfied or duly waived, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware, a Certificate of Merger in such form as is required by, and executed, acknowledged and certified in accordance with, the relevant provisions of the Delaware Law (the later of the time of such filing or the effective time of the Certificate of Merger filed pursuant to the Delaware Law is herein referred to as the "Effective Time").

     1.4 CLOSING. The closing of the Merger (the "Closing") shall take place on the last business day of the month ending no less than four business days after the date of satisfaction of all the conditions to the Closing set forth in
ARTICLE VIII or on such other date as Acquiror and LCC shall mutually agree (such specified day following the satisfaction of all conditions to Closing or such other mutually agreed to date being herein referred to as the "Closing Date") at such place as Acquiror and LCC shall mutually agree.

     1.5  CERTIFICATE OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS.

     (a) At the Effective Time, each of the Certificate of Incorporation of LCC (the "Certificate") and the By-Laws of LCC (the "By-Laws"), shall be amended in their entirety to conform to Exhibit A and Exhibit B, respectively, attached hereto and made a part hereof, and shall be after such amendment the Certificate of Incorporation and By-Laws of the Surviving Corporation and thereafter shall continue to be such Certificate of Incorporation and By-Laws until amended as provided therein and in accordance with the Delaware Law.

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     (b)  From and after the Effective Time, the directors of Newco shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of LCC shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

II.  CONVERSION OF SHARES; DISSENTING LCC SHARES; PAYMENT FOR LCC COMMON STOCK.

     2.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof or of any party hereto:

     (a) LCC Common Stock. Each share of LCC Common Stock issued and outstanding immediately prior to the Effective Time, other than (i) DLFC Shares (as hereinafter defined), (ii) LCC Common Stock held by Acquiror, any direct or indirect subsidiary of Acquiror, LCC or any direct or indirect Subsidiary of LCC ("Excluded Shares"), and (iii) Dissenting LCC Shares (as hereinafter defined), shall be automatically converted into the right to receive $14.125 in cash, payable to the holder thereof without interest thereon upon the surrender of the certificate formerly representing such share in the manner provided by
          Section 2.2.

     (b) DLFC Shares. Each of the 6,177,093 shares of LCC Common Stock issued and outstanding immediately prior to the Effective Time held by The Imperial Life Assurance Company of Canada and Desjardins-Laurentian Life Group Inc. (collectively, the "DLFC Shares"), shall be automatically converted into the right to receive in cash $13.875, payable to the holders thereof without interest thereon upon the surrender of the certificates formerly representing such share in the manner provided by Section 2.2.

     (c) Excluded Shares. Each of the Excluded Shares shall be automatically cancelled and extinguished, and no payment shall be made with respect to such shares.

     (d) Newco Common Stock. Each share of common stock, no par value per share, of Newco outstanding immediately prior to the Effective Time shall be automatically converted into one validly issued, fully paid and nonassessable newly issued share of common stock, par value $0.05

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          per share, of the Surviving Corporation, and the shares converted pursuant to this Section 2.1(d) shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     (e) Dissenting LCC Shares. Each share of LCC Common Stock with respect to which dissenters' rights have been properly exercised by the holders thereof under Section 262 of the Delaware Law and perfected to the extent necessary, as of the Effective Time ("Dissenting LCC Shares", or, individually, a "Dissenting LCC Share"), shall thereafter represent only such rights as are provided by Section 262 of the Delaware Law, and shall be subject to compliance by the holder thereof with the obligations imposed by Section 262 of the Delaware Law.

     2.2  SURRENDER AND EXCHANGE OF LCC COMMON STOCK, OPTIONS AND SARs.

     (a) Payment Agent. Prior to the Effective Time, Acquiror shall designate a bank or trust company reasonably acceptable to LCC to act as Payment Agent in the Merger (the "Payment Agent"). At the Effective Time, in accordance with Section 8.3(e) Acquiror or Newco shall deposit in trust with the Payment Agent and/or an unconditional commitment to provide cash in the aggregate amount equal to the Acquiror Payment (as hereinafter defined). Such funds shall be invested by the Payment Agent on behalf of the Surviving Corporation in securities issued or guaranteed by the United States government or certificates of deposit of commercial banks that have consolidated total assets of not less than $500,000,000.

     (b) Letter of Transmittal. Promptly after the Effective Time, the Payment Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented LCC Common Stock (the "Certificates"), other than Certificates evidencing Dissenting LCC Shares or Excluded Shares, a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Payment Agent of a Certificate, together with such letter of transmittal duly executed, and any other documents required by the Payment Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the consideration set forth in Section 2.1, and such Certificate shall forthwith be cancelled. No interest will be

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          paid or accrued for the benefit of holders of the Certificates on the cash payable upon the surrender of the Certificates. If paymentis to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer as reasonably determined by Acquiror and that the person requesting such payment shall pay to the Payment Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of such LCC Common Stock or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.


     (c) Payment for Employee Options and SARs. There shall be mailed to each holder of an Employee Option or SAR (as defined in Section 3.2(b)) outstanding at the time for payment therefor pursuant to this Section 2.2(c) the consideration set forth in Section 5.3, and upon the mailing of such payment each such Employee Option or SAR shall forthwith be cancelled. Payment shall be made in the manner specified in Section 2.2(c)(i), unless Acquiror by notice to LCC given not less than thirty (30) days prior to the filing of the Proxy Statement described in Section 6.1(b) requests that LCC pay such consideration in accordance with Section 2.2(c)(ii). No interest will be paid or accrued for the benefit of holders of Employee Options or SARs on the cash payable with respect to Employee Options or SARs. Payment shall be made either:

          (i) promptly after the Effective Time by the Payment Agent to each holder of an Employee Option or SAR listed on LCC's certificate delivered pursuant to Section 5.3, or

          (ii) by LCC immediately prior to the Effective Time.

     (d) Undisbursed Funds. At any time following one year after the Effective Time, Acquiror shall be entitled to require the Payment Agent to deliver to it or to the Surviving Corporation any funds (including any interest received with respect thereto) which have been made available to the Payment Agent and which have not been disbursed to holders of Certificates or Employee Options or SARs, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the cash payable upon due surrender of their Certificates or Employee Options or SARs. The Surviving

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          Corporation shall pay all charges and expenses, including those of the
          Payment Agent, in connection with the exchange of the Acquiror Payment for LCC Common Stock, other than transfer or other taxes to be paid pursuant to Section 2.2(b) by a person requesting payment to be made to a person other than the person in whose name a Certificate surrendered is registered. Until surrendered in accordance with the provisions of this Section, each Certificate (other than Certificates representing Excluded Shares and Dissenting LCC Shares) shall, at all times after the Effective Time, represent for all purposes the right to receive in cash the amount per share specified in Section 2.1 multiplied by the number of shares of LCC Common Stock evidenced by such Certificate, without any interest thereon. Notwithstanding the foregoing, Acquiror shall not be liable to any holder of LCC Common Stock for any amount paid to a public official or governmental entity pursuant to applicable abandoned property laws.

     (e) No Stock Transfers. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of LCC Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for transfer to the Surviving Corporation, they shall be cancelled and exchanged for the per share cash amount specified in Section 2.1 as provided in this
          Article in accordance with the procedures set forth in this Article.

     2.4  ACQUIROR PAYMENT

     The "Acquiror Payment" shall be the sum of

     (a) the aggregate of the amounts payable to holders of LCC Common Stock issued and outstanding as of the Effective Time pursuant to Section 2.1, plus

     (b) if payment is to be made to such holders pursuant to Section 2.2(c)(i), the aggregate amount payable to holders of Employee Options or SARs outstanding at the Effective Time in accordance with Section 5.3.

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     2.5  CREDIT AGREEMENT. On the Closing Date and prior to the Effective Time:

     (a) Acquiror shall pay or cause to be paid in full to the Lenders identified in that certain $45,000,000 Credit Agreement among Laurentian Capital Corporation and the several Lenders named therein as Lenders and National Bank of Canada, New York Branch, as Agent (the "Agent"), dated as of April 25, 1994 (the "Credit Agreement"), the outstanding balance of the indebtedness under the Credit Agreement including principal, interest, fees and expenses;

     (b) LCC shall have terminated the commitments under the Credit Agreement effective as of the Closing Date; and

     (c) LCC and the Agent shall have executed and delivered to Desjardins Laurentian Financial Corporation ("DLFC") an appropriate instrument of discharge acknowledging the termination of the Long Term Financing Support Agreement dated as of April 25, 1994, executed between DLFC and LCC as well as that certain agreement dated as of April 25, 1994 executed among DLFC, LCC and the Agent, and releasing DLFC from all liabilities and obligations under such agreements.

III. REPRESENTATIONS AND WARRANTIES OF LCC

     LCC hereby represents and warrants to Acquiror that:

     3.1  ORGANIZATION AND COMPLIANCE WITH LAW.

     (a) Each of LCC and its direct and indirect subsidiaries (such subsidiaries being those corporations of which LCC beneficially owns all of the outstanding voting securities, including without limitation Loyal American Life Insurance Company ("Loyal American"), an Alabama stock insurance corporation and a wholly-owned subsidiary of LCC, and Prairie States Life Insurance Company ("Prairie States"), a South Dakota stock insurance corporation and an indirect wholly-owned subsidiary of LCC; and all such subsidiaries, collectively referred to herein as the "LCC Subsidiaries," being listed on Exhibit 22 to the LCC 10-K hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and corporate authority and all requisite governmental and other authorizations to own, lease and
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          operate its assets and properties and to carry on its business as now being conducted;

     (b) each of LCC and the LCC Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States, Puerto Rico and the U.S. Virgin Islands ("Jurisdiction") in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; and

     (c) other than is disclosed in a disclosure letter delivered by LCC to Acquiror prior to the date hereof (the "LCC Disclosure Letter"), each of LCC and the LCC Subsidiaries is in compliance with all applicable laws, judgments, orders, decrees, rules and regulations, including without limitation all Environmental Laws (as defined in Section 3.21), without regard to any waiver or forbearance arrangement;

except with respect to the foregoing (a), (b) and (c) as to such matters (if any) where failure of such authorizations, qualifications or compliance does not and would not, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of LCC and the LCC Subsidiaries taken as a whole. LCC has heretofore delivered to Acquiror true and complete copies of its Certificate and By-laws and of the charter and bylaws of each of the LCC Subsidiaries, in each case as in existence on the date hereof.

     3.2  CAPITALIZATION

     (a) The authorized capital stock of LCC consists of 20,000,000 shares of LCC Common Stock and 5,000,000 shares of preferred stock. As of the date hereof:

          (i) there were issued and outstanding 7,587,398 shares of LCC Common Stock and 33,747 shares of Series A Cumulative Convertible Preferred Stock of LCC ("Preferred Stock"), of which 808 shares are held by Loyal American, and

          (ii) 524,098 shares of LCC Common Stock were held in treasury by LCC. As of December 31, 1994, LCC had over 9,000 record holders of LCC Common Stock. Except as disclosed in the LCC Disclosure Letter, since such date no shares of LCC Common Stock have been issued. All outstanding shares of LCC Common

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               Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled toany preemptive rights. Except as disclosed in the LCC Disclosure Letter, neither LCC nor any of the LCC Subsidiaries is a party to, nor is LCC aware of, any voting agreement, voting trust or similar agreement, arrangement or understanding relating to any class of capital stock of, or any agreement, arrangement or understanding providing for registration rights with respect to any class of capital stock or other securities of, LCC or any of the LCC Subsidiaries.

     (b) As of the date hereof, there are outstanding (i) options (the "Employee Options") to purchase under the Laurentian Capital Corporation Amended and Restated Executive Stock Option Plan (the "LCC Option Plan") an aggregate of not more than 496,680 shares of LCC Common Stock at a weighted average exercise price per share of $5.58 (ranging from $2.125 to $8.50 per share), and (ii) 349,044 Stock Appreciation Rights ("SARs") granted under the LCC Option Plan at a weighted average base price per share of approximately $2.54 (ranging from $2.125 to $5.50 per SAR). Other than as set forth in this Section
          3.2 and any shares of LCC Common Stock issued pursuant to any of the foregoing, there are not now, and at the Effective Time there will not be, any (A) outstanding shares of capital stock or other equity securities of LCC or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of LCC, or contracts, agreements, arrangements or understandings to which LCC is a party, or by which it is or may be bound, to issue additional shares of any class of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any additional shares of any class of capital stock of LCC.

     (c) The shares of capital stock or other equity securities of each of the LCC Subsidiaries are collectively referred to herein as the "LCC Subsidiary Shares". All outstanding LCC Subsidiary Shares are validly issued, fully paid and nonassessable and, except as set forth in the LCC Disclosure Letter, owned beneficially and of record directly or indirectly by LCC, and in each case owned free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as aforesaid or as described in the LCC Disclosure Letter, there are not now, and at the

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          Effective Time there will not be, any (A) outstanding LCC Subsidiary
          Shares that are owned of record or beneficially by anyperson or entity other than LCC or one of the LCC Subsidiaries, or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of any of the LCC Subsidiaries, or contracts, agreements, arrangements or understandings to which LCC or any of the LCC Subsidiaries is a party, or by which any thereof is or may be bound, to issue additional shares of any class of capital stock or options, warrants, scrip or rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any additional shares of capital stock of any of the LCC Subsidiaries.

     3.3 AUTHORIZATION AND VALIDITY OF AGREEMENTS. Subject only, with respect to the Merger, to approval of this Agreement by the stockholders of LCC as provided for in Section 8.1(a), LCC has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery by LCC of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action. On or prior to the date hereof, the LCC Board has determined to recommend approval of the Merger to the stockholders of LCC, and such determination is in effect as of the date hereof. This Agreement has been duly executed and delivered by LCC and is the valid and binding obligation of LCC, enforceable against LCC in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     3.4 NO NOTICES OR APPROVALS REQUIRED AND NO CONFLICTS. None of the execution and delivery of this Agreement by LCC, the performance by LCC of its obligations hereunder or the consummation by LCC of the transactions contemplated hereby will:

     (a) conflict with the Certificate or By-laws of LCC or with the charter or bylaws of any of the LCC Subsidiaries;

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     (b)  assuming satisfaction of the requirements set forth in Clause (c) (i),
          (ii), (iii) and (iv) below, violate any provision of law applicable to LCC or any of the LCC Subsidiaries;

     (c) require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to LCC or any of the LCC Subsidiaries, except for

          (i)  requirements of Federal and state securities laws,

          (ii) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),

          (iii) the filing of a Certificate of Merger in accordance with the Delaware Law, and

          (iv) approvals of or notices to regulatory authorities pursuant to the insurance laws of jurisdictions requiring same; or

     (d) assuming satisfaction of the condition set forth in Section 8.3(d), require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any assets, properties or business of LCC or any of the LCC Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, order, judgment or decree to which LCC or any of the LCC Subsidiaries is a party or by which LCC or any of the LCC Subsidiaries or any of the assets or properties thereof is bound or encumbered, except those disclosed in the LCC Disclosure Letter. Except as disclosed in the LCC Disclosure Letter, there are no contracts, agreements or arrangements by which LCC or any LCC Subsidiary is bound under which the parties thereto or persons covered thereby have any rights or entitlements dependent upon the change of control to be effected by the Merger.

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     3.5  LCC REPORTS AND FINANCIAL STATEMENTS; RESERVES.

     (a) Since December 31, 1991, each of LCC and the LCC Subsidiaries has timely filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the Securities and Exchange Commission ("SEC") under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), or the Securities Act of 1933. All reports, registration statements and other filings (including all exhibits, notes and schedules thereto and documents incorporated by reference therein) filed by LCC and any of the LCC Subsidiaries with the SEC on or after January 1, 1992, together with any amendments thereto, including, when filed, the Proxy Statement described in Section 6.1(b), together with any amendments thereto, insofar as such Proxy Statement contains data and information with respect to LCC or any of the LCC Subsidiaries, are herein sometimes collectively referred to as the "LCC SEC Reports". LCC has heretofore delivered to Acquiror true and complete copies of all of the LCC SEC Reports that have been filed with the SEC prior to the date hereof. As of the respective dates of their filing with the SEC the LCC SEC Reports complied or will comply, as the case may be, in all material respects with the rules and regulations of the SEC and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

     (b) The consolidated financial statements (including any related notes or schedules) included in LCC's Annual Report on Form 10-K for the year ended December 31, 1994 (the "LCC 10-K") and LCC's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1995 and for quarters ended subsequent thereto (the "LCC 10-Qs"), as filed with the SEC, were or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and fairly present or will fairly present, as the case may be, the consolidated financial position of LCC and its consolidated subsidiaries as of December 31, 1993 and 1994 and March 31 (or the last day of the subsequent fiscal quarter, in the case of subsequently-filed LCC 10-Qs), 1994 and 1995 and the consolidated results of their operations and cash flows for each of the three years in the three-year period ended
          December 31, 1994 and each of the interim periods reported on

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          in the LCC 10-Qs, subject, in the case of the unaudited interim financial statements contained in the LCC 10-Qs, to normal year-end audit adjustments on a basis comparable with prior periods. The accountants who certified any financial statements and supporting schedules included or incorporated by reference in the LCC SEC Reports are independent public accountants with respect to LCC as required by the rules and regulations of the SEC.

     (c) The statutory financial statements of each of the LCC Subsidiaries engaged in the business of insurance (the "Insurance Subsidiaries"), including Loyal American and Prairie States, for each of the three years in the three-year period ended December 31, 1994 and for the quarter ended March 31, 1995 and quarters ended subsequent thereto have been or will be, as the case may be, prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners and, with respect to each such Insurance Subsidiary, the appropriate insurance department of the state of domicile of such Insurance Subsidiary, and such accounting practices have been or will be, as the case may be, applied on a consistent basis throughout the periods involved, and such statutory financial statements fairly present or will fairly present, as the case may be, the financial condition of each respective Insurance Subsidiary as of such dates in accordance with such accounting practices, except as disclosed therein. LCC has heretofore delivered to Acquiror true and complete copies of all such statements which have heretofore been filed.

     (d) Since December 31, 1991 (or if later, the date an LCC Subsidiary became an LCC Subsidiary), each of LCC and the LCC Subsidiaries has filed all reports and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with state and other insurance and securities regulatory authorities (the "LCC Insurance Filings"), and all of the LCC Insurance Filings filed prior to the date hereof complied, and all such filings made hereafter prior to the Effective Time will comply, in all material respects with applicable laws, rules and regulations, and, except as disclosed in the LCC Disclosure Letter, there are no material open or unresolved issues raised by any insurance or securities regulatory authority with respect to any of such filings. LCC has heretofore delivered to Acquiror true and complete copies of
          (a) all Reports of Examination issued by any insurance regulatory authority for any Insurance Subsidiary since January 1, 1992 and all written responses made by Insurance

                                       13

          Subsidiaries concerning such Reports of Examination, and (b) all Reports of Examination or similar documents issued by any other regulatory authority for any other LCC Subsidiary since
          January 1, 1992 and all written responses made by LCC Subsidiaries concerning such Reports of Examination, and a list of same is included in the LCC Disclosure Letter.

     (e) The aggregate reserves and (except with respect to clause (i) below) other amounts of liabilities or obligations of each Insurance Subsidiary (including, without limitation, reserves established as an allowance for uncollectible amounts under any reinsurance, coinsurance or similar contract) as established or reflected on the books and records of each of the Insurance Subsidiaries (i)(A) were determined in accordance with generally accepted actuarial standards consistently applied, (B) are fairly stated in accordance with sound actuarial principles, and (C) on the date hereof are, and at the Effective Time will be, based on actuarial assumptions that are in accordance with those specified in the related insurance contracts, (ii) meet on the date hereof, and at the Effective Time will meet, in all material respects, the requirements of the insurance laws of the applicable jurisdiction as in effect on the date hereof, or on the date of the Effective Time, as the case may be, and (iii), except as set forth in the LCC SEC Reports, are on the date hereof, and at the Effective Time will be, adequate to cover the total amount of all matured and unmatured liabilities and obligations of such Insurance Subsidiary under all outstanding insurance contracts pursuant to which such Insurance Subsidiary has any liability (whether absolute, accrued, contingent or otherwise) or obligation, including without limitation any incurred but not reported claims and any liability or obligation arising as a result of any reinsurance, coinsurance or other similar contract. For the purposes of clause (iii) above, the fact that reserves covered by any such representation are subsequently adjusted at times and under circumstances consistent with LCC's ordinary practices of reassessing the adequacy of its reserves shall not be used to support any claim regarding the accuracy of such representation, provided that such adjustments do not exceed $6,000,000 in the aggregate. As of the date hereof, each Insurance Subsidiary owns assets that qualify as reserve assets to the extent required by applicable insurance laws.

     (f) Except as set forth in the financial statements referred to in Sections 3.5(b) and 3.5(c) (the "Financial Statements") or the LCC Disclosure Letter, neither LCC nor any of its subsidiaries has any liabilities or

                                       14
          obligations (whether absolute, accrued, contingent or otherwise) that in the aggregate have or may reasonably be expected to have a material adverse effect on LCC and the LCC Subsidiaries, taken as a whole.
     3.6 CONDUCT OF BUSINESS IN THE ORDINARY COURSE AND ABSENCE OF CERTAIN CHANGES AND EVENTS

     (a) Except as contemplated by this Merger Agreement or as disclosed in the LCC SEC Reports filed with the SEC prior to the date hereof or in the LCC Disclosure Letter, to the extent material to LCC and the LCC Subsidiaries taken as a whole, since December 31, 1994 LCC and the LCC Subsidiaries have taken no action of the type referred to in Section
          6.2 and there has not been any material adverse change in the financial condition, results of operations or businesses of LCC and the LCC Subsidiaries, taken as a whole (excluding for purposes of the foregoing the effect of any conditions, trends, uncertainties, events and developments adversely affecting the life insurance industry generally).

     (b) Neither LCC nor any of the LCC Subsidiaries is in violation of its charter or bylaws or, to the extent material to LCC and the LCC Subsidiaries taken as a whole, in default in the performance of, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the performance of, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, order, judgment or decree to which LCC or any of the LCC Subsidiaries is a party or by which LCC or any of the LCC Subsidiaries or any of the assets or properties thereof is bound or encumbered.

     3.7 CERTAIN FEES. With the exception of the engagement by LCC of Oppenheimer & Co., Inc., none of LCC or any of the LCC Subsidiaries, or any of their respective officers, directors or employees, has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

     3.8 LITIGATION. Except as disclosed in the LCC SEC Reports filed with the SEC prior to the date hereof or in the LCC Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of LCC, threatened against or affecting LCC or any of the LCC Subsidiaries or any of their respective assets or properties, at law or in equity, before or by any Federal, state,

                                       15
municipal or other governmental agency or authority, foreign or domestic, or before any arbitration board or panel, wherever located, other than those in the ordinary course of the insurance business of the LCC Subsidiaries, or those which, individually or in the aggregate, would not have a material adverse effect on LCC and the LCC Subsidiaries, taken as a whole. LCC has heretofore delivered to Acquiror a list of all litigation pending on the date hereof to which LCC or any LCC Subsidiary is a party.


     3.9  BENEFIT PLANS

     (a) The LCC Disclosure Letter lists the name and a short description of each Benefit Plan (as herein defined), together with an indication of its funding status (e.g., trust, insured or general company assets). For purposes hereof, the term "Benefit Plan" shall mean any plan, program, arrangement or contract currently maintained or terminated within the last five years by LCC or any of the LCC Subsidiaries for the benefit of its employees, former employees or Directors which constitutes (i) any retirement plan intended to be qualified under
          Section 401(a) such as a pension, profit sharing, 401(k), stock bonus plan or employee stock ownership plan or other "employee pension benefit plan" as defined in ERISA Section 3(2), and (ii) any plan, program or arrangement providing deferred compensation, bonus deferral or incentive benefits, whether funded through a trust or otherwise, and (iii) any welfare plan, program or policy providing vacation, severance, salary continuation, supplemental unemployment, disability, life, health coverage, retiree health, VEBA, medical expense reimbursement or dependent care assistance benefits, in any such foregoing case without regard to whether the Benefit Plan constitutes an employee welfare benefit plan under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the number of employees covered under such Benefit Plan. The term Benefit Plan shall include any of the foregoing, whether or not maintained currently for the benefit of employees, former employees or Directors of LCC or an LCC Subsidiary, with respect to which there is any current obligation (or with respect to which there is any material likelihood of an obligation being asserted against LCC or an LCC Subsidiary) for LCC or an LCC Subsidiary to make contributions or benefit payments.

     (b) LCC shall deliver to Acquiror within two weeks after the date hereof true, complete and correct copies of all plan documents comprising each Benefit Plan, together with, when applicable (i) the most recent summary plan description, if any, required under ERISA, (ii) the most


                                       16
          recent actuarial and financial reports, if any, and the most recent annual reports filed with any governmental agency and (iii) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters or any open requests for IRS rulings or letters with respect to Benefit Plans.

     (c) With respect to each Benefit Plan which is an employee pension benefit plan (as defined in Section 3(2) of ERISA) other than any such plan that meets the "top-hat" exception under Section 201(1) of ERISA (a "Qualified Benefit Plan"), except as disclosed on the LCC Disclosure
          Letter: (i) the IRS has issued a determination letter which determined that such Qualified Benefit Plan satisfied the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), as amended by all of the laws referred to in Section 1 of Revenue Procedure 93-39, such determination letter has not been revoked or threatened to be revoked by the IRS and the scope of such determination letter is complete and does not exclude consideration of any of the requirements of matters referred to in Sections 4.02 through 4.04 of Revenue Procedure 93-39; (ii) such Qualified Benefit Plan is in compliance with all qualification requirements of Section 401(a) of the Code, except for noncompliance which would not have a material adverse effect on LCC and the LCC Subsidiaries taken as a whole; (iii) no application has been made to the IRS under the voluntary compliance resolution program or the walk-in closing agreement program and no circumstance or condition exists which would qualify as a subject matter of such a filing; (iv) such Qualified Benefit Plan has been operated in material compliance with all notice, reporting and disclosure requirements of ERISA and the Code which apply to employee pension benefit plans; (v) any Qualified Benefit Plan which is an ESOP as defined in Section 4975(3)(7) of the Code (an "ESOP") is in material compliance with the applicable qualification requirements of Section 409 of the Code; and (vi) with respect to such Qualified Benefit Plan, if it was terminated or is currently in the process of being terminated, such Qualified Benefit Plan has been or is being terminated in compliance with the requirements of the Code and ERISA and the liabilities of such Qualified Benefit Plan, if already terminated, were fully satisfied or, if such Plan is in the process of termination, are not greater than the assets held under such Plan. For purposes hereof, a Qualified Benefit Plan shall not be considered in "material compliance" if circumstances exist which, (x) if discovered by the Internal Revenue Service, would likely cause the Internal Revenue Service to either disqualify the Plan or

                                       17
          place the Plan in its closing agreement program or (y) would cause the Department of Labor to impose material penalties which would have a material adverse effect upon the financial condition of LCC and the LCC Subsidiaries taken as a whole.


     (d) With respect to each Benefit Plan, other than a Qualified Benefit Plan, except as noted on the LCC Disclosure Letter: (i) to the extent such Benefit Plan is intended to provide benefits to plan participants that are not subject to federal income tax so long as specific provisions of the Code are met, such Benefit Plan currently meets such Code provisions; (ii) such Benefit Plan has been operated in material compliance with all applicable notice, reporting and disclosure requirements of ERISA and the Code (including but not limited to the filing of timely Forms 5500); (iii) such Benefit Plan, if a group health plan subject to the requirements of Section 4980B of the Code or Sections 601 through 608 of ERISA, has been operated in material compliance with such requirements; and (iv) there is not now, and never has been, any "unrelated business taxable income" as defined in Sections 512 through 514 of the Code. For purposes hereof, a Benefit Plan shall not be considered in "material compliance" if circumstances exist which allow the Internal Revenue Service or the Department of Labor to impose material penalties which would have a material adverse effect upon the financial condition of LCC and the LCC Subsidiaries taken as a whole.

     (e) No prohibited transaction under Section 406 of ERISA has occurred with respect to any Benefit Plan subject thereto which would result, with respect to any person, in (i) the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code or (ii) fiduciary liability under Section 409 of ERISA which would have a material adverse effect upon the financial condition of LCC and the LCC Subsidiaries taken as a whole. No ESOP is leveraged.

     (f) Except as noted on the LCC Disclosure Letter, no actions, suits or claims (other than routine claims for benefits) are pending or threatened against any Benefit Plan or against LCC or any of the LCC Subsidiaries with respect to any Benefit Plan.

     (g) All material Unfunded Liabilities, as hereinafter defined, with respect to each Benefit Plan have been recorded and disclosed on one or more of the most recent Financial Statements or, if not, in the LCC Disclosure Letter. For purposes hereof, the term "Unfunded Liabilities" shall mean

                                       18

          (i) any amounts properly accrued to date under generally accepted accounting principles in effect as of the date of this Merger Agreement ("GAAP"), or (ii) amounts not yet accrued for GAAP purposes but for which an obligation (which has legally accrued and cannot legally be eliminated) exists for payment in the future which is attributable to any Benefit Plan, including but not limited to (A) severance pay benefits, (B) deferred compensation or unpaid bonuses, (C) any liabilities on account of the change in control which will result from this Agreement, including any potential 20% excise tax under Section 4999 of the Code relating to excess parachute payments under Section 280G of the Code, (D) any unpaid defined benefit or money purchase pension plan contributions for the current plan year or any accumulated funding deficiency under Section 412 of the Code and related penalties under Section 4971 of the Code, including unpaid defined benefit or money purchase pension plan contributions of funding deficiencies owed by members of a controlled group of corporations which includes LCC or any of the LCC Subsidiaries and for which LCC is liable under applicable law, (E) authorized but unpaid profit sharing contributions or contributions under Section 401(k) and Section 401(m) of the Code, (F) former employee or Director health benefit or life insurance coverage and (G) insurance premiums due but unpaid required under any group health plan to maintain such plan's coverage through the Closing Date.

     (h) Neither LCC nor any of the LCC Subsidiaries maintain a defined benefit pension plan subject to the provisions of Title IV of ERISA. Neither LCC nor any of the LCC Subsidiaries has, or within the past five years has had, any obligation to contribute to any multiemployer plan, as defined in Section 3(37) of ERISA.

     (i) Except as listed on the LCC Disclosure Letter and identified as "Retiree Liability," LCC and the LCC Subsidiaries have no obligation to provide medical benefits, or life insurance benefits to or with respect to retirees, former employees or any of their relatives, other than under Sections 601 through 608 of ERISA or Section 4980(B) of the Code.

     (j) Except as disclosed in the LCC Disclosure Letter, LCC and the LCC Subsidiaries have all power and authority necessary to amend or terminate each Benefit Plan established and maintained by them.

                                       19

3.10 TAX MATTERS

     (a) Definitions. For purposes of this Section 3.10, the following terms have the following meanings:

          (i)     "Code" - The Internal Revenue Code of 1986, as amended.

          (ii) "Tax Return" - Any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

          (iii) "Taxes" - All taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property, premium or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority (domestic or foreign).

          (iv) "Taxable Period" - Any taxable year or any other period that is treated as a taxable year (including any Short Period) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.

          (v) "Pre-Closing Period" - Any Short Period, Interim Period or other Taxable Period that ends on or before the Closing Date.

          (vi) "Post-Closing Period" - Any Taxable Period that begins after the Closing Date and, with respect to any Taxable Period that begins on or before and ends after the Closing Date, the portion of such Taxable Period beginning on the day following the Closing Date.

          (vii) "Interim Period" - With respect to any Taxable Period that begins on or before the Closing Date and ends after the Closing Date, the portion of such period that ends on the Closing Date.

          (viii) "Short Period" - Any Taxable Period that ends on the Closing Date.

                                       20

          (ix) "LCC Subsidiaries" - For purposes of this Section 3.10, LCC Subsidiaries shall include former subsidiaries of LCC for the periods during which any such subsidiaries were owned directly or indirectly by LCC.

     (b) Representations and Warranties. Except as set forth in the LCC Disclosure Letter:

          (i) Filing Status. LCC is the "common parent" of an "affiliated group" of corporations (as those terms are used in Section 1504(a) of the Code and the Treasury Regulations promulgated under Section 1502 of the Code). LCC is and will be eligible to file a consolidated federal income Tax Return for the Short Period ending on the Closing Date. The LCC Disclosure Letter discloses the LCC Subsidiaries eligible for inclusion in LCC's consolidated federal income Tax Return and those Subsidiaries that file separate federal income Tax Returns.

          (ii) Filing Tax Returns and Payment of Taxes. All Tax Returns required to be filed with respect to LCC and LCC Subsidiaries for all Taxable Periods ending on or before the date hereof have been or will be timely filed. All such Returns (A) were prepared in the manner required by applicable law, (B) are true, correct, and complete in all material respects, and (C) reflect the liability for Taxes of LCC and LCC Subsidiaries. All Taxes shown to be payable on such Returns, and all assessments of Tax made against LCC and LCC Subsidiaries with respect to such Returns, have been or will be paid when due. No adjustment to the income of LCC and LCC Subsidiaries relating to such Returns has been proposed formally or informally by any Tax authority and, to the best knowledge of LCC, no basis exists for any such adjustment, other than such for which adequate reserves have been established in the Financial Statements described in Section 3.5(b).

                  LCC and LCC Subsidiaries have paid, have caused to be paid, or have provided a sufficient reserve on the Financial Statements for the period ended on or prior to the Closing Date, for the payment of all Taxes in the aggregate with respect to all Taxable Periods, or portions thereof, ending on or before the date of such statements; and such Taxes paid or provided for include those for

                                       21
                  which LCC and LCC Subsidiaries may be liable in their own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity.

          (iii) Returns Filed. LCC shall deliver to Acquiror within two weeks after the date hereof, for each Pre-Closing Period for which the applicable statute of limitations for the assessment of an income, franchise or premium Tax against LCC and LCC Subsidiaries has not lapsed, a list of (A) all jurisdictions in which LCC and LCC Subsidiaries have filed an income, franchise, or premium Tax Return and (B) all consolidated, combined, group, and unitary Tax Returns in which LCC and LCC Subsidiaries have been included.

          (iv) Audit Status. There are no claims or investigations by the IRS or any other Tax authority pending or threatened against LCC and LCC Subsidiaries for any past due Taxes, and there has been no waiver of any applicable statute of limitations or extension of the time for the assessment of any Tax for which LCC and LCC Subsidiaries could be liable under any provision of federal, state, foreign or local law.

          (v) Liens. Except for liens for real and personal property Taxes that are not yet due and payable, there are no material liens for any Tax upon any asset of LCC and LCC Subsidiaries.

          (vi) Power of Attorney. No power of attorney has been granted to any person with respect to LCC and LCC Subsidiaries relating to any Tax for any Taxable Period ending after the Closing Date.

          (vii) Tax Sharing Agreement. With the exception of the tax allocation agreement(s) disclosed in the LCC Disclosure Letter, there is no contract, agreement, or intercompany account under which LCC and LCC Subsidiaries have, or may at any time in the future have, an obligation to assume, share, or contribute to the payment of any portion of a Tax (or any amount calculated with reference to any portion of a Tax) determined on a consolidated, combined, group, or unitary basis with respect to any group of corporations of which LCC and LCC Subsidiaries are or were a member.

                                       22

          (viii) Partner in Partnerships. As of the date of this Merger Agreement, for federal income Tax purposes, LCC and LCC Subsidiaries are not treated as a partner in any partnership, joint venture, or any other entity treated as a partnership.

          (ix) Liability Under Reg. 1.1502-6. LCC has no knowledge of any liability for Taxes asserted against LCC and LCC Subsidiaries under Reg. 1.1502-6 for federal income Tax, or under any similar state, local, or foreign law for a state, local or foreign income or franchise Tax, of any corporation other than LCC and the LCC Subsidiaries.

          (x) Accounting Method Changes. LCC and LCC Subsidiaries are not required to include in taxable income any adjustments under Code Section 481(a) for any Taxable Period, or portion thereof, ending after the date of this Agreement for matters arising prior to the Closing Date.

          (xi) Deferred Income. LCC and LCC Subsidiaries have no income reportable for a Taxable Period ending after the Closing Date, but attributable to a transaction (e.g., an installment sale) occurring in a Taxable Period ending on or prior to the Closing Date, that resulted in a deferred reporting of income from such transaction (other than a "deferred intercompany transaction").

          (xii) Taxable Year. The taxable year of LCC and LCC Subsidiaries for federal and state income and franchise Tax purposes is the calendar year.

          (xiii) Collapsible Corporations. Neither LCC nor any of the LCC Subsidiaries are collapsible corporations as defined in Code
                  Section 341.

          (xiv) Depreciable and Amortizable Assets. The Tax Returns of LCC and the LCC Subsidiaries reflect deductions for depreciation of tangible and amortization of intangible assets. LCC and the LCC Subsidiaries have used appropriate lives and methods in calculating Pre-Closing Period depreciation and amortization.

                                       23

     (c)  Additional Covenants.

          (i) Tax Sharing Agreements. All contracts, agreements, or intercompany accounts under which LCC and LCC Subsidiaries have, or may at any time in the future have, an obligation to assume, share, or contribute to the payment of any portion of a Tax (or any amount calculated with reference to any portion of a Tax) determined on a consolidated, combined, group, or unitary basis with respect to any group of corporations of which LCC and LCC Subsidiaries are or were a member shall terminate with respect to LCC and LCC Subsidiaries on or before the Closing Date.

          (ii) Access to Information. From the date hereof, LCC shall make available to the Acquiror and its authorized representatives:
                  (A) all federal, state, local and foreign income, franchise, gross premium, and similar Tax Returns for Taxable Periods or portions thereof ended on or before the Closing Date and any examination reports and statements of deficiencies assessed against, proposed to be assessed against, or agreed to by LCC and LCC Subsidiaries for such Taxable Periods; (B) any tax sharing or allocation agreement or arrangement involving LCC and LCC Subsidiaries and a true and complete description of any such unwritten or informal agreement or arrangement; (C) any pro forma federal income Tax Returns of LCC and LCC Subsidiaries together with any schedule reconciling the items in the pro forma Tax Returns to the items as included in the consolidated Tax Return or any separate federal income Tax Returns for all Taxable Periods ended on or before the Closing Date; (D) any workpapers or schedules in LCC's possession showing the amount of Tax earnings and profits for LCC and LCC Subsidiaries; (E) any workpapers or schedules in LCC's possession showing the amount of Tax basis in LCC Subsidiaries; and (F) the amount of any net operating loss, capital loss, charitable contribution, general business credit, or any other carryover Tax attribute (if any) for Taxable Periods beginning on the day following the Closing Date.

     3.11 NO SECURED DEBT. Except as set forth in the LCC Disclosure Letter, there is not now, and there will not be immediately prior to the Effective Time, any secured debt (including capitalized leases) of LCC or any of the LCC Subsidiaries,

                                       24
except for (i) capitalized leases of less than $1 million in the aggregate as to which LCC and the LCC Subsidiaries are parties, or (ii) capitalized leases of LCC or any of the LCC Subsidiaries that are not reflected (and should not be reflected in accordance with generally accepted accounting principles) on the consolidated financial statements of LCC, and, in either case, the existence of which does not violate the terms of any material note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment to which LCC or any of the LCC Subsidiaries is a party or by which LCC or any of the LCC Subsidiaries or any of the assets or properties thereof is bound or encumbered.

     3.12 OPINION OF FINANCIAL ADVISOR. The LCC Board has received from Oppenheimer & Co., Inc. a written opinion, dated on or prior to the date of this Agreement, to the effect that the consideration to be received by holders of LCC Common Stock pursuant to Section 2.1(a) is fair to such stockholders of LCC from a financial point of view.

     3.13 REINSURANCE AGREEMENTS. The LCC Disclosure Letter sets forth a list of all material treaties, agreements, arrangements or contracts regarding reinsurance to which any Insurance Subsidiary is a party or a named reinsured and currently has any rights, privileges, liabilities or obligations.

     3.14 INSURANCE MATTERS. Except as required by law or as set forth in the LCC Disclosure Letter:

     (a) since December 31, 1994, except as originated or amended in the ordinary course of business and as would not have a material adverse effect on any such Insurance Subsidiary, no insurance product or program of any Insurance Subsidiary has been amended in any material respect or introduced.

     (b) since December 31, 1994, all insurance contract obligations incurred by any Insurance Subsidiary have in all material respects been paid (or provision for payment has been made therefor) in accordance with the terms of the contracts under which they arose, except for such obligations for which such Insurance Subsidiary reasonably believes there is a reasonable basis to contest payment.

     (c) except as set forth in the LCC Insurance Filings or the LCC SEC Reports, since December 31, 1991 there have been no outstanding insurance contracts which would entitle the holder thereof or any other person to

                                       25
          receive dividends, distributions or other benefits based on the revenues or earnings of any Insurance Subsidiary.

     (d) the underwriting standards utilized and ratings applied by each Insurance Subsidiary with respect to insurance contracts outstanding as of the date hereof conform in all material respects to industry accepted practices (or otherwise are reasonable where no such industry accepted practices exist) and, with respect to any such contract reinsured in whole or in part, conform in all material respects to the standards and ratings required pursuant to the terms of the related reinsurance, coinsurance or other similar contracts. To the knowledge of LCC and the Insurance Subsidiaries: (i) as of the date hereof, all amounts recoverable under reinsurance, coinsurance or other similar contracts (including without limitation amounts based on paid and unpaid losses) are fully collectible in the ordinary course, net of established reserves as set forth in the Financial Statements or as reflected in the LCC SEC Reports, except for amounts which would not, in the aggregate, have a material adverse effect on LCC and the LCC Subsidiaries, taken as a whole; (ii) since December 31, 1991, each insurance agent or broker appointed by any Insurance Subsidiary, at the time such agent or broker wrote, sold or produced business for any Insurance Subsidiary, was duly appointed and, to the best of LCC's knowledge, duly licensed, as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for any Insurance Subsidiary, except for such failures to be so appointed or so licensed which would not, in the aggregate, have a material adverse effect on LCC and the LCC Subsidiaries, taken as a whole; (iii) to the best of LCC's knowledge, since December 31,1991 no such insurance agent or broker violated (or with or without notice or lapse of time or both would have violated) any term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to the writing, sale or production of business for any Insurance Subsidiary, the result of which violations in the aggregate has or may reasonably be expected to have a material adverse effect on LCC and the LCC Subsidiaries, taken as a whole, and (iv) as of the date hereof, each Insurance Subsidiary has all material licenses and permits required to conduct its insurance business and operations as they are currently being conducted.

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                                 Page 49 of 99
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     (e)  No action at law or in equity, and no investigation or proceeding of any kind, is now pending or, to the knowledge of LCC after due inquiry, threatened to liquidate or dissolve any Insurance Subsidiary or to declare any of the corporate rights, powers, or privileges of any Insurance Subsidiary to be null and void or otherwise than in full force and effect or which would jeopardize any insurance license or permit held by any Insurance Subsidiary in any state or other jurisdiction or result in sanctions against any Insurance Subsidiary or require the restructuring of the ownership, organization, business or assets of any Insurance Subsidiary, except for actions which would not, in the aggregate, have a material adverse effect on LCC and the LCC Subsidiaries, taken as a whole, if adversely determined.

     (f) Neither LCC nor any LCC Subsidiary is a party to any agreement which limits in any material respect its freedom to compete in the life, annuity, health and accident lines of business or to solicit employees from any person.

     (g) Without limiting the generality of subsection 3.1(c), each Insurance Subsidiary is authorized to write insurance for the types of insurance in the Jurisdictions in which it presently writes. LCC shall deliver to Acquiror at or prior to Closing true and complete copies of all insurance licenses held by each Insurance Subsidiary.

     (h) All insurance and annuity contracts which are being issued by any Insurance Subsidiary as of the date of this Merger Agreement are in all material respects, to the extent required under applicable laws, on forms approved by the insurance regulatory authority of the Jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection.

     3.15 REAL PROPERTY LEASES. The Financial Statements and LCC SEC Reports disclose each lease and sublease pursuant to which LCC or an LCC Subsidiary is a lessee or sublessee of real property which is required to be disclosed therein; each such lease and sublease is valid and in full force and effect and enforceable in accordance with its terms, assuming due execution and authorization by all other parties thereto; there exists no material event of default or event, occurrence, condition or act, including without limitation, the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated by this Merger Agreement, which constitutes or would constitute (with notice or lapse of time or both) a default in any material respect under any of such leases or

                                       27
subleases; and neither LCC nor any LCC Subsidiary has received any notice of any event of default or any event, occurrence, condition or act, including without limitation, the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated by this Merger Agreement, which constitutes or would constitute (with notice or lapse of time or both) a default in any respect under any of such leases or subleases.

     3.16 INTELLECTUAL PROPERTY. Except as disclosed on the LCC Disclosure Letter and to the extent material to LCC and the LCC Subsidiaries, taken as a whole, LCC and each LCC Subsidiary owns or is licensed or otherwise has the full and exclusive right to use all trade names, trademarks, logos, service marks, patents and copyrights used in its business as presently conducted and the use thereof does not, to the best knowledge of LCC, conflict with or infringe upon or otherwise violate any rights of others; no claim has been asserted by any person against LCC or any LCC Subsidiary with respect to the use of any trademark, trade name, service mark, patent, copyright, know-how or process used by LCC if challenging or questioning the validity or effectiveness of such use or any such license or agreement and, to the best knowledge of LCC, there exists no valid basis for any such claim; the consummation of the transactions contemplated by this Merger Agreement will not alter or impair any rights referred to in this Section 3.16; and to the best knowledge of LCC, no person is infringing or otherwise violating the trade names, trademarks, logos, service marks, patents and copyrights of LCC and the LCC Subsidiaries and neither LCC nor any LCC Subsidiary has made any claim with respect thereto.

     3.17 RIGHTS UNDER LICENSES; SOFTWARE. To the extent material to LCC and the LCC Subsidiaries, taken as a whole, all license agreements under which LCC or any LCC Subsidiary has obtained rights to use or permit its customers or agents to use computer software programs or data owned by others are in full force and effect (assuming due authorization and execution by the other parties thereto) and enforceable in accordance with their terms and, to the best knowledge of LCC, there is no claim that either LCC or any LCC Subsidiary or the other party or parties to such agreements is in material default thereof; none of LCC or any of the LCC Subsidiaries has materially infringed the proprietary software rights of any third party and, to the best knowledge of LCC, no third party has infringed the proprietary software rights of LCC or any LCC Subsidiary; and the consummation of the transactions contemplated by this Merger Agreement will not alter or impair any rights of LCC or any LCC Subsidiary referred to in this
Section 3.17.

     3.18 INTERCOMPANY SERVICES AND TRANSACTIONS. Except as disclosed in the LCC Disclosure Letter, LCC has provided Acquiror with true and complete copies of the annual holding company filings made by the Insurance Subsidiaries for

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the years ended December 31, 1993 and December 31, 1994, including monthly amendments, if any, in 1995, which identify all reportable transactions and all agreements or arrangements relating to all intercompany services provided currently or since January 1, 1993 by members of the holding company system of which the Insurance Subsidiaries are a part. To the extent material to LCC and the LCC Subsidiaries, taken as a whole, all intercompany services or transactions so described have been carried out in accordance with applicable law and all consents and notice filings for such services or transactions have been obtained or made, as applicable. There are no agreements between LCC or any LCC Subsidiary and DLFC or any affiliate of DLFC which will remain in effect after the Effective Time, except for insurance coverages provided by DLFC affiliates to LCC and the LCC Subsidiaries.

     3.19 THREATS OF CANCELLATION. Since December 31, 1994, no policyholder, group of affiliated policyholders, agents, group of affiliated agents, person or group of affiliated persons holding, writing, selling or producing insurance (that accounted in the aggregate for 5% or more of the aggregate premium or annuity income of the Insurance Subsidiaries for the year ended December 31, 1994 or which with respect to which LCC has established reserves in an amount in excess of 5% of its total reserves) has terminated (or to the knowledge of LCC threatened to terminate) its relationship with LCC or any LCC Subsidiary.

     3.20 DISCLOSURE. No representation, warranty or statement made by LCC (i) in this Merger Agreement, (ii) in the LCC Disclosure Letter or (iii) any other written materials furnished or to be furnished by LCC to Acquiror or their respective representatives, attorneys or accountants pursuant to this Merger Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     3.21 ENVIRONMENTAL MATTERS. Except as set forth in the LCC Disclosure Letter, to the best of LCC's knowledge no claims by third parties ("Third Party Claims") and/or regulatory actions have been asserted or assessed against LCC or any LCC Subsidiary or any real property owned or leased by LCC or any LCC Subsidiary (the "Real Property") and, to the best of LCC's knowledge, no Third Party Claims and/or regulatory actions are pending or threatened against LCC or the Real Property, arising out of or due to, or allegedly arising out of or due to, (i) the Release on, under or from the Real Property of any Hazardous Substances; (ii) any contamination of the Real Property by Hazardous Substances, including without limitation, the presence of any Hazardous Substance which has come to be located on or under the Real Property from another location; (iii) any material violation or

                                       29
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alleged violation of any Environmental Laws with respect to the Real
Property; (iv) any injury to human health or safety or to the environment by reason of the past or present condition of, or past or present activities on or under, the Real Property; or (v) the generation, manufacture, storage, treatment, handling, transportation or other use, however defined, of any Hazardous Substance on the Real Property. As used herein, "Environmental Laws" means any and all laws, regulations, ordinances, policies, standards, permits, licenses, orders and other restrictions or requirements, whether judicial or administrative, of the United States, or any other country, of any state or other jurisdiction, or of any political subdivision of any thereof, that relate to the condition of the air, ground or surface water, land, or other parts of the environment; to the Release or potential Release of any Hazardous Substances into the air, ground or surface water, land or other parts of the environment; or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or other handling of Hazardous Substances; "Hazardous Substances" means any and all hazardous, toxic or dangerous waste, substance, pollutant, contaminant, radiation or material defined as such in (or deemed as such for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any Environmental law or other applicable law or other requirement of any governmental authority, relating to, or imposing liability or standards of or for conduct concerning, any hazardous or toxic waste, substance, pollutant, contaminant or material, or any petroleum or petroleum-based products; and "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or other disposal in any amount into or onto the air, ground or surface water, land or other parts of the environment, however caused.

     3.22 INSURANCE COVERAGE. On the date hereof, to the extent material to LCC and the LCC Subsidiaries, taken as a whole, LCC and the LCC Subsidiaries maintain insurance covering their respective properties, assets and businesses against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practice and standards of companies engaged in similar businesses.

     3.23 TANGIBLE PERSONAL PROPERTY. To the extent material to LCC and the LCC Subsidiaries, taken as a whole, all equipment and tangible personal property used by LCC and the LCC Subsidiaries are leased or owned by LCC or the LCC Subsidiaries, free and clear of all liens, encumbrances or other third party interests of any nature whatsoever which would materially impair the intended use of such equipment and tangible personal property, and are in usable condition for the purpose for which they are intended subject to ordinary wear and tear and routine maintenance.

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                                 Page 53 of 99
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     3.24 AMERICAN FUNERAL TRUST. To the extent material to LCC and the LCC
Subsidiaries, taken as a whole, (a) each state trust established by American Funeral Trust (each, an "AFT Trust") is listed in the LCC Disclosure Letter, (b) each AFT Trust was established and is validly existing under the laws applicable to it, and (c) each AFT Trust is in compliance with applicable law. At the time of Closing, each AFT Trust will be in compliance in all material respects with applicable law, notwithstanding any disclosure in the LCC Disclosure Letter.

IV.  REPRESENTATIONS AND WARRANTIES OF ACQUIROR.

     Acquiror and Newco represent and warrant to LCC as follows:

     4.1  ORGANIZATION.

     (a) Each of Acquiror and Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and corporate authority and all requisite governmental and other authorizations to own, lease and operate its assets and properties and to carry on its business as it is now being conducted;

     (b) each of Acquiror and Newco is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; and

     (c) each of Acquiror and Newco is in compliance with all applicable laws, judgments, orders, decrees, rules and regulations;

except with respect to the foregoing (a), (b) and (c) as to such matters (if any) where failure of such authorizations, qualifications or compliance does not and would not, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Acquiror and its subsidiaries taken as a whole. All of the outstanding capital stock of Newco is owned by Acquiror.

     4.2 AUTHORIZATION AND VALIDITY OF AGREEMENTS. Each of Acquiror and Newco has the requisite corporate power and corporate authority to enter into this Merger Agreement and to perform its obligations hereunder, and the execution and delivery of this Merger Agreement and the consummation by them of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Merger Agreement has been duly executed and delivered by each of

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                                 Page 54 of 99

Acquiror and Newco and constitutes a valid and binding agreement of each of Acquiror and Newco, enforceable against each of Acquiror and Newco in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     4.3 NO NOTICES OR APPROVALS REQUIRED AND NO CONFLICTS. None of the execution and delivery of this Agreement by Acquiror and Newco, the performance by them of their obligations hereunder or the consummation by them of the transactions contemplated hereby will:

     (a) conflict with the articles of incorporation or bylaws of Acquiror or with the charter or bylaws of Newco;

     (b)  assuming satisfaction of the requirements set forth in Clause (c) (i),
          (ii), (iii) and (iv) below, violate any provision of law applicable to Acquiror or Newco;

     (c) require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to Acquiror or Newco, except for:

          (i)   requirements of Federal and state securities laws,

          (ii)  requirements arising out of the HSR Act,

          (iii) the filing of a Certificate of Merger in accordance with the Delaware Law, and

          (iv) approvals of or notices to regulatory authorities pursuant to the insurance laws of the jurisdictions requiring same; or

     (d) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any assets, properties or business of Acquiror or Newco under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or

                                       32
          commitment, order, judgment or decree to which either is a party or by which either or any of the assets or properties of either is bound or encumbered.

     4.4 PROXY STATEMENT. None of the information relating to Acquiror or its affiliates supplied in writing by Acquiror for inclusion in the Proxy Statement described in Section 6.1(b) will at the time such Proxy Statement is mailed or at the time of the LCC Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.5 BROKERS AND FINDERS. Neither Acquiror nor Newco, nor any of their respective officers, directors or employees, has employed any financial advisor, broker or finder or incurred any liability for any financial advisor, brokerage or finders' fees or commissions in connection with the transactions contemplated herein.

     4.6 AVAILABLE FUNDS. At the Effective Time, Acquiror and Newco will in accordance with Section 8.3(e) have provided, or will have provided an irrevocable commitment to provide, the funds available to satisfy the obligations of Acquiror and Newco pursuant to the Merger.

V.   ADDITIONAL PROVISIONS

     5.1  EMPLOYEE MATTERS.

     (a) Without limiting any obligations of the Surviving Corporation to assume any LCC employee benefit plan, program, policy, contract, agreement or arrangement as may arise by operation of law, at the Effective Time the Surviving Corporation will continue the existing LCC employee benefit plans, programs, policies, contracts, agreements and arrangements (the "LCC Plans") and shall succeed to such rights as LCC may have as the employer or sponsor under the LCC Plans to amend, modify or terminate the same in accordance with their terms and applicable law. For purposes of any of the LCC Plans that contains a provision relating to a change in control of LCC (each of which is disclosed in the LCC Disclosure Letter pursuant to Section 3.4(d)), Acquiror acknowledges that the consummation of the Merger constitutes such a change in control. Nothing contained in this Section 5.1 or elsewhere in this Merger Agreement shall restrict the right to terminate the LCC Plans subsequent to the Effective Time.

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     (b)  Acquiror agrees that, following the Effective Time, Acquiror or the
          Surviving Corporation shall provide to employees who are employees of LCC or any of the LCC Subsidiaries the employee benefit plans, programs, policies and arrangements provided to employees of Acquiror and its subsidiaries (the "Acquiror Plans"), subject to its rights as the employer or sponsor under the Acquiror Plans to amend, modify or terminate the same in accordance with their terms and applicable law. The specific Acquiror Plans to be made available to employees of LCC or any of the LCC Subsidiaries shall be in accordance with the policies applicable to the employees of Acquiror and its subsidiaries (the "Acquiror Subsidiaries").

     (c) Nothing contained in this Section 5.1 or elsewhere in this Agreement shall confer, or be deemed to confer, upon any person who is an employee of Acquiror or any of the Acquiror Subsidiaries or of LCC or any of the LCC Subsidiaries any rights to continued employment or to continuation of any benefit plans, programs, policies or arrangements, including the LCC Plans and the Acquiror Plans, for any particular period of time following consummation of the Merger.

     5.2  INDEMNIFICATION.

     (a) Acquiror agrees that from and after the Effective Time it will assume and honor with respect to each officer and director of LCC and each LCC Subsidiary the indemnification and advancement of expense obligations of LCC set forth in Article V of the By-laws of LCC as in effect on the date hereof with respect to any and all persons described in such bylaw provision (the "indemnitees") as to any matter arising out of any action or omission of any such indemnitee prior to the Effective Time (including without limitation indemnification for any claim that is based upon, arises out of or in any way relates to the Merger, the Proxy Statement, this Agreement or any of the transactions contemplated hereby) and that such indemnitees shall be entitled to the full benefits of, and Acquiror shall be bound by, such bylaw provision as though such bylaw provision continued in full force and effect after the effective time as an obligation of Acquiror with respect to such matters.

     (b) Acquiror agrees that for a period of six years from and after the Effective Time it will provide directors' and officers' liability insurance coverage for the benefit of the indemnitees on substantially the same terms and conditions as from time to time is provided by Acquiror for

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          its directors and officers; provided however, that this
          Section 5.2(b) shall not prohibit Acquiror from modifying or terminating any such coverage for the indemnitees with the modification or termination of its directors' and officers' liability insurance coverage generally, so long as the coverage provided for the indemnitees remains the same as that provided for directors and officers of Acquiror.

     (c) In the event Acquiror or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Acquiror assume the obligations set forth in this Section 5.2.

     (d) This Section 5.2 shall be construed as an agreement, as to which the indemnitees are intended to be third-party beneficiaries, between Acquiror and such indemnitees as unaffiliated third parties and is not subject to any limitations, other than those imposed by the Delaware Law, to which Acquiror may be subject in indemnifying its own directors or officers or other persons.

     5.3 STOCK OPTIONS AND SARs. Each holder of an outstanding Employee Option or SAR immediately before the Effective Time will be entitled to receive from the Payment Agent promptly after the Effective Time or from LCC immediately before the Effective Time, all in accordance with Section 2.2(c), for each such Employee Option or SAR, an amount in cash (subject to any applicable withholding taxes) equal to the product of (A) the excess, if any, of (i) the amount per share payable to holders of LCC Common Stock pursuant to Section 2.1(a) over
(ii) the per share exercise price or base price, as the case may be, of such Employee Option or SAR, and (B) the number of shares of LCC Common Stock subject to such Employee Option or the number of SARs, and such Employee Option or SAR will be cancelled. The LCC Option Plan shall terminate as of the Effective Time, and LCC shall ensure that, following the Effective Time, no holder of an Employee Option or SAR or any participant in the LCC Option Plan shall have any right thereunder to acquire equity securities of the Company, Acquiror or any subsidiary thereof. Prior to the Effective Time, LCC shall cause each holder of Employee Options or SARs whose Employee Options or SARs have not otherwise been satisfied to tender to LCC for surrender against payment by the Payment Agent or LCC in accordance with Section 2.2(c) at

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or before the Effective Time all Employee Options or SARs granted under the
LCC Option Plan which remain outstanding on the Closing Date. At the Effective Time, unless it has previously paid holders of Employee Options or SARs in accordance with Section 2.2(c)(ii), LCC shall deliver to the Payment Agent a certificate specifying the name and address of each holder of Employee Options or SARs, the number of Employee Options or SARs owned by such holder and the exercise price of each Employee Option or SAR. LCC has heretofore delivered to Acquiror a true and complete list providing such information with respect to holders of Employee Options or SARs as of the date hereof.

     5.4 SERIES A PREFERRED STOCK. LCC shall redeem all outstanding shares of Preferred Stock at or prior to the later of July 7, 1995 or the Effective Time.

     5.5 MANAGEMENT SERVICES AGREEMENT. LCC shall cause the Management Services Agreement between LCC and Desjardin Laurentian Financial Corporation to be cancelled at or prior to the Effective Time, without cost to LCC other than for services performed to and including the date of cancellation.

     5.6 USE OF LAURENTIAN NAME. Immediately after the Effective Time with respect to such use in Canada, and as soon as practicable after the Effective Time and in any event within two years thereafter with respect to such use other than in Canada, Acquiror shall discontinue all use of the "Laurentian" name, marks and logos.

VI.  COVENANTS OF LCC

     6.1 STOCKHOLDERS MEETING. In order to consummate the Merger, LCC acting through its Board of Directors, shall, in accordance with applicable law and subject to the fiduciary duties of the LCC Board under applicable law (as determined by the LCC Board in good faith after consultation with and based upon advice of counsel),

     (a) duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "LCC Stockholders Meeting") as soon as practicable following the date of this Agreement for the purpose of approving and adopting this Merger Agreement;

     (b) include in the proxy statement with respect to the LCC Stockholders Meeting (the "Proxy Statement") the recommendation of its Board of Directors that holders of LCC Common Stock vote in favor of the approval and adoption of this Merger Agreement; and

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     (c)  obtain and furnish the information required to be included by it in the Proxy Statement, to file the Proxy Statement promptly with the SEC and, after consultation with Acquiror, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof, and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time.

     6.2 CONDUCT OF BUSINESS BY LCC AND LCC SUBSIDIARIES PENDING THE MERGER. LCC covenants and agrees with Acquiror that, with respect to LCC and the LCC Subsidiaries, prior to the Effective Time, unless Acquiror shall otherwise agree in writing or as is otherwise expressly contemplated by this Agreement:

     (a) The businesses of LCC and the LCC Subsidiaries will be conducted only in, and LCC and the LCC Subsidiaries will not take any material action except in, the ordinary course of business and consistent with prior practices.

     (b) Each of LCC and the LCC Subsidiaries will not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber (A) any shares of capital stock of LCC or any of the LCC Subsidiaries (including without limitation any such shares held in treasury), except the issuance of shares of LCC Common Stock upon conversion of Preferred Stock or upon exercise of LCC Stock Options outstanding as of the date hereof, (B) any investment assets of LCC or any of the LCC Subsidiaries other than in the ordinary course of business consistent with prior practices, (C) any other assets or properties of LCC or any of the LCC Subsidiaries other than in the ordinary course of business and consistent with prior practices or in transactions not in excess of $500,000 in the aggregate, or (D) any Insurance Subsidiary or all or substantially all of the business thereof; (ii) amend or propose to amend its charter or bylaws; (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding, except for cash dividends from any LCC Subsidiaries paid to LCC or another of the LCC Subsidiaries;
          (iv) redeem, purchase or acquire or offer to acquire any of their capital stock other than redemption of Preferred Stock as contemplated by Section 5.4; or (v) agree or commit to do any of the foregoing.

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                                 Page 60 of 99
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     (c)  Each of LCC and the LCC Subsidiaries will not directly or indirectly do any of the following: (i) grant, issue, sell, pledge or dispose of any options, warrants or rights of any kind to acquire any shares of any class of capital stock of LCC or any of the LCC Subsidiaries or any securities that are convertible or exchangeable therefor; (ii) acquire (whether by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; (iii) incur any indebtedness for borrowed money or issue any debt securities, except under the existing line of credit under the Credit Agreement; (iv) cancel any material debts or obligations owing to it, except in connection with the settlement of policy claims; (v) liquidate or merge into or consolidate with any other corporation; or (vi) agree or commit to do any of the foregoing.

     (d) Each of LCC and the LCC Subsidiaries will not enter into, amend in any material respect, terminate or waive any material right under any material contract or agreement to which it is a party; provided however, that this Section 6.2(d) shall not prohibit LCC or any of the LCC Subsidiaries from taking any actions in the ordinary course of business and consistent with prior practices, including without limitation accepting or reinsuring insurance or annuity risks (provided that after the date hereof LCC shall notify Acquiror at least ten (10) days before entering into or materially modifying any reinsurance agreement), or entering into, modifying or terminating agency contracts.

     (e) Each of LCC and the LCC Subsidiaries will not enter into or amend any employment, consulting, separation or termination agreement, arrangement or understanding nor take any action with respect to the grant of any separation or termination pay or with respect to any increase of benefits payable under its separation or termination pay policies or agreements or arrangements in effect as of the date hereof.

     (f) Each of LCC and the LCC Subsidiaries will not (i) hire any new executive employee, (ii) hire any new management employee with annual compensation greater than $60,000, (iii) except for replacements in the ordinary course of business consistent with prior practices, hire any other new employee, (iv) except in the ordinary course of business consistent with prior practices, increase the compensation of any employee or pay any bonus, or (v) adopt or amend (except to comply with applicable law) any bonus, profit sharing, compensation, stock option, pension, retirement, separation, deferred compensation or other
                                       38
          employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of, any employee or former employee.

     (g) Each of LCC and the LCC Subsidiaries will not make any capital expenditure or commitment for which it is not contractually bound at the date hereof except (i) necessary replacements in the ordinary course of business consistent with past practices, and (ii) other capital expenditures and commitments not to exceed $2 million in the aggregate. All capital expenditures and commitments in excess of $500,000 for which LCC and the LCC Subsidiaries are contractually bound at the date hereof are disclosed in the LCC Disclosure Letter.

     (h) Subject to the provisions hereof, each of LCC and the LCC Subsidiaries will use its reasonable efforts (i) to preserve intact the business organization of LCC, Loyal American, Prairie States and each of the other LCC Subsidiaries, to maintain in effect any licenses, franchises, authorizations or similar rights material to the businesses of LCC and the LCC Subsidiaries, to keep available the services of their respective current officers and key employees and to preserve the goodwill of those having relationships or business dealings with LCC or any of the LCC Subsidiaries, (ii) to cooperate with Acquiror in jointly communicating with LCC's employees and with members of LCC's product distribution system, including independent contractors, regarding the Merger and continuing operations after consummation of the Merger; and (iii) to maintain its books and records in accordance with sound business practice on a basis consistent with prior practice.

     (i) Except as may be required under generally accepted accounting principles or statutory accounting requirements, each of LCC and the LCC Subsidiaries will not make any material changes in its accounting, underwriting, pricing or reserving principles, methods or practices.

     (j) After the date hereof, (i) LCC shall not adopt any amendments to the LCC 401(k) Profit Sharing Savings Plan except for such amendments as may be required by the Internal Revenue Service, and (ii) LCC shall not make any contributions to the LCC 401(k) Profit Sharing Savings Plan except for 401(k) employee contributions and employer matching contributions (not to exceed the guidelines established in the LCC 401(k) Profit Sharing Savings Plan) or as disclosed in the LCC Disclosure Letter.

                                       39

     6.3 NO SOLICITATION OF ACQUISITION TRANSACTIONS. Each of LCC and the LCC Subsidiaries will not directly or indirectly, through any director, officer, employee, agent, representative or otherwise, solicit, initiate or intentionally encourage submission of any inquiries, proposals or offers from any person or entity (other than Acquiror) relating to any merger, consolidation, share exchange, purchase or other acquisition of all or (other than in the ordinary course of business) any substantial portion of the assets of or any substantial equity interest in LCC or any of the LCC Subsidiaries or any business combination with LCC or any of the LCC Subsidiaries (collectively, an "Acquisition Transaction"), or participate in any discussions or negotiations regarding, or, unless otherwise required by law, furnish to any other person any information with respect to LCC or any of the LCC Subsidiaries or afford access to the properties, books or records of LCC or any of the LCC Subsidiaries for the purposes of, or cooperate with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to seek or effect an Acquisition Transaction; provided however, that in the event that notwithstanding compliance by LCC and the LCC Subsidiaries with the foregoing provisions of this Section 6.3, LCC receives from a third party a proposal with respect to an Acquisition Transaction, only to the extent necessary to act in accordance with the fiduciary duties of the LCC Board under applicable laws (as determined by the LCC Board in good faith after consultation with and based upon advice of counsel): (a) LCC and the LCC Subsidiaries may take actions otherwise prohibited by the foregoing provisions of this Section 6.3; and (b) in such event or in the event of withdrawal of (or failure to update at the time of mailing of the Proxy Statement) the opinion referred to in Section 3.12, the LCC Board may fail to make, withdraw or modify its recommendation of the Merger to the stockholders of LCC, and LCC may fail to disseminate the Proxy Statement, fail to solicit proxies or fail to take other action to secure a favorable vote of its stockholders for the Merger or fail to hold a meeting of its stockholders to vote on the Merger. In addition, following receipt of a proposal or offer relating to an Acquisition Transaction, LCC may take and disclose to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 under the 1934 Act or otherwise make a disclosure to its stockholders.

     6.4 ACCESS TO INFORMATION. From the date hereof to the Effective Time, each of LCC and the LCC Subsidiaries will, and their respective directors, officers, employees, agents and representatives will, afford the officers, employees, agents and representatives of Acquiror reasonable access at all reasonable times to the officers, employees, representatives, properties, books and records of LCC and the LCC Subsidiaries, including without limitation present or past employee benefit plans, and to the books and records of any predecessors thereof in the possession of or under the control of LCC or any of the LCC Subsidiaries, and will furnish to Acquiror all financial, operating and other data and information as Acquiror, through

                                       40
its officers, employees or representatives, may reasonably request.
Nonpublic data and information received by Acquiror hereunder shall be deemed to be Evaluation Information as defined in, and shall be subject to the terms and conditions respecting same specified in, the Confidentiality Agreement made by LCC and Acquiror on December 8, 1994.

     6.5 DETERMINATION LETTER. LCC has filed a request for a determination letter as to the qualified status of the LCC 401(k) Profit Sharing Savings Plan, as amended and restated October 1, 1994, and shall diligently prosecute same.

VII. MUTUAL COVENANTS

     7.1 EXPENSES. Except as provided in Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

     7.2 ADDITIONAL AGREEMENTS. In accordance with the terms and subject to the conditions hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to fulfill the conditions and consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     7.3 NOTIFICATION OF CERTAIN MATTERS. LCC will give prompt notice to Acquiror, and Acquiror will give prompt notice to LCC, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Merger Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (b) any material failure of LCC or Acquiror, or any director, officer, employee, agent or representative thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     7.4 AGREEMENT TO DEFEND. In the event of any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

                                       41

     7.5 COMPLIANCE WITH HSR ACT; STOCKHOLDER APPROVAL; REGULATORY APPROVALS. Each party hereto will use its best efforts and shall fully cooperate with the others to make promptly all registrations, filings and applications and to give all notices to obtain all governmental and third party consents, permits, approvals, orders, authorizations, qualifications, exemptions and waivers necessary for the consummation of the transactions contemplated by this Agreement or that thereafter may be necessary to effectuate the transfer or renewal of any material license, approval or authorization or that may be necessary or appropriate to effectuate the transfer of contracts, agreements or arrangements with change of control provisions. Without limiting the generality of the foregoing, each of Acquiror and LCC will use all reasonable efforts to:

     (a) file as promptly as possible and in any event within twenty (20) days after the date of this Merger Agreement with the Department of Justice and the Federal Trade Commission any premerger notification required of it under the HSR Act, respond promptly to any inquiries from the Department of Justice or the Federal Trade Commission in connection with the transactions contemplated hereby, and obtain the earliest possible termination or waiver of any applicable HSR Act waiting period;

     (b) prepare and file the Proxy Statement with the SEC as promptly as possible and in any event within forty-five (45) days after the date of this Merger Agreement; and

     (c) prepare and file such requests for regulatory approvals as may be required to be filed with the insurance departments of the States of Alabama, South Dakota, Montana, Texas, if required, and Ohio as promptly as possible in any event within forty-five (45) days after the date of this Merger Agreement.

     7.6 SECURITIES LAWS. Acquiror and LCC acknowledge that the transactions contemplated hereby are subject to the provisions of the 1934 Act. Each of Acquiror and LCC agrees to provide promptly to the other such data and information concerning its financial condition, assets and properties, affairs, operations and businesses as may be required or appropriate for inclusion in the Proxy Statement and to cause its counsel, investment advisors, accountants and actuaries to cooperate with the other's counsel, investment advisors, accountants and actuaries in the preparation of the Proxy Statement.

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                                 Page 65 of 99

     7.7 FURTHER DISCLOSURE. If in the course of the transactions contemplated by this Merger Agreement, either Acquiror or LCC shall acquire knowledge of any fact, law or circumstance which, if existing or occurring as of the date of this Merger Agreement, would be required to be disclosed by such party to avoid a breach of its representations and warranties contained in this Merger Agreement, then such party shall immediately disclose such fact, law or circumstance to the other party.

VIII. CONDITIONS

     8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger and to consummate the other transactions contemplated hereby will be subject to the fulfillment at or prior to the Closing of the following conditions.

     (a) The Merger and this Merger Agreement shall have been approved and adopted by the requisite vote of the stockholders of LCC and Acquiror as the sole stockholder of Newco as required by law, the rules of the American Stock Exchange with respect to LCC, and any applicable provisions of the respective charters and bylaws of the parties.

     (b) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c) No order shall have been entered and remain in effect in any action or proceeding before any foreign, Federal or state court or governmental agency or other foreign, Federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Merger or impose any conditions on the consummation of the transactions contemplated hereby which Acquiror reasonably deems unacceptable.

     (d) There shall have been obtained permits, consents and approvals of insurance, securities or "blue sky" commissions or agencies of any jurisdiction and of other governmental bodies or agencies that may reasonably be deemed necessary so that the consummation of the Merger and the other transactions contemplated hereby will be in compliance with applicable laws, and they shall not contain any condition that, in the judgment of Acquiror reasonably exercised, would reasonably be expected to result in a material adverse change in the

                                       43
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

          financial condition, results of operations or businesses of either Acquiror or LCC and the LCC Subsidiaries, taken as a whole.

     8.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to effect the Merger and to consummate the other transactions contemplated hereby are, at the option of Acquiror, also subject to the fulfillment at or prior to the Closing of the following conditions:

     (a) The representations and warranties of LCC contained in Article III shall be accurate in all material respects as of the date of this Merger Agreement, and there shall be no inaccuracy in any such representations and warranties as of the Closing Date except to the extent that any such inaccuracy individually or in the aggregate does not constitute a material adverse change in the financial condition, results of the operations or businesses of LCC and the LCC Subsidiaries, taken as a whole; all of the terms, covenants and conditions of this Merger Agreement to be complied with and performed by LCC at or before the Closing (including without limitation those specified in Sections 5.3 and 5.4) shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated as of the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of LCC shall have been delivered to Acquiror.

     (b) Since the date of this Merger Agreement, no material adverse change in the financial condition, results of operations or businesses of LCC and the LCC Subsidiaries, taken as a whole, shall have occurred (excluding for these purposes the effect of any conditions, events and developments adversely affecting the life insurance industry generally), including without limitation any of the following suffered by LCC or any LCC Subsidiary: (i) any material adverse change in the credit quality, yield and diversification characteristics of its investment portfolio, except declines in yield caused by general economic conditions; (ii) any material casualty loss with respect to its assets; (iii) any business interruption which has not been cured prior to the Closing; or (iv) any material labor difficulty or customer boycott; and a certificate to such effect dated as of the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of LCC shall have been delivered to Acquiror.

                                       44

     (c) Acquiror and its subsidiaries shall have received all requisite approvals required under applicable insurance laws necessary to consummate the Merger and the transactions contemplated thereby.

     (d) Acquiror shall have received an opinion of counsel to LCC reasonably satisfactory to Acquiror, dated as of the Effective Time and in form and substance reasonably satisfactory to Acquiror, substantially to the effect that:

          (i) Each of LCC and the LCC Subsidiaries has been duly organized, and is subsisting and in good standing, as a corporation under the laws of its respective jurisdiction of incorporation.

          (ii) LCC has the corporate power and corporate authority to enter into this Merger Agreement and consummate the transactions provided for herein. The execution and delivery of this Merger Agreement by LCC and the consummation by it of the transactions provided for herein, have been duly authorized by requisite corporate action on the part of LCC. This Merger Agreement has been executed and delivered by LCC and (assuming this Merger Agreement is a valid and binding obligation of Acquiror) is a valid and binding obligation of LCC enforceable against it in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) that remedies of specific performance and injunctive and other forms of relief may be subject to general principles of equity and public policy and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution, delivery and performance by LCC of this Merger Agreement will not (A) conflict with or result in a breach of any provision of the Certificate or By-laws of LCC, (B) result in, constitute a violation of or a default under, or cause the creation of any security interest or lien upon any of the properties or assets of LCC or the LCC Subsidiaries pursuant to, or cause the acceleration of the maturity of any debt or obligation of LCC or the LCC Subsidiaries pursuant to, any agreement, instrument, order, judgment or decree to which LCC or the LCC Subsidiaries is subject and of which such counsel is specifically aware and

                                       45
                  which LCC has advised such counsel in connection with this transaction is material to LCC and the LCC Subsidiaries or
                  (C) insofar as is actually known to such counsel, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which LCC or any LCC Subsidiary is subject which would have a material adverse effect on LCC and the LCC Subsidiaries taken as a whole.

          (iv) Except for such changes as are required by this Merger Agreement, the capitalization of LCC is as described in
                  Section 3.2(a) of this Merger Agreement.

                  As to any matter contained in such opinion which involves the laws of any jurisdiction other than the federal laws of the United States or the laws of a state in which such counsel is licensed, such counsel may rely upon opinions of counsel admitted to practice in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel, which shall state that Acquiror's and such counsel's reliance thereon is justified. Such opinion may include assumptions as to the accuracy of the representations and warranties made by LCC in this Merger Agreement, may include qualifications similar to those set forth in Article III hereof and other qualifications customarily contained in legal opinions rendered in connection with transactions of the nature of the Merger, and may expressly rely as to matters of fact upon certificates furnished by appropriate officers and directors of LCC and the LCC Subsidiaries and by public officials.

     (e) None of the insurance regulatory approvals referred to in Section 8.1(d) shall be subject to any condition, satisfaction of all of which conditions would materially restrict the business or financial activities of LCC and the LCC Subsidiaries, taken as a whole, or Acquiror and the Acquiror Subsidiaries, taken as a whole, or materially increase the cost to Acquiror of consummating the transactions herein contemplated, or have a material adverse effect on the financial condition, results of operations, prospects or business of LCC and the LCC Subsidiaries, taken as a whole, or Acquiror and the Acquiror Subsidiaries, taken as a whole.

                                       46

     (f) There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction, and there shall not have been enacted any statute, rule, regulation or order by, or be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by, any governmental or regulatory agency, department, commission, authority, board, bureau, body or instrumentality which in the reasonable judgment of Acquiror (i) makes the acquisition by Acquiror of LCC illegal or otherwise prohibits the acquisition of LCC, (ii) would require the divestiture by Acquiror or any Acquiror subsidiary of a material portion of the business or assets of Acquiror and the Acquiror Subsidiaries, taken as a whole, as a result of the transactions contemplated hereby, or (iii) would impose any material limitation on the ability of Acquiror to effectively exercise full rights of ownership of LCC or of a material portion of the assets or business of LCC and the LCC Subsidiaries, taken as a whole, as a result of the transactions contemplated hereby.

     (g) Acquiror shall have been provided by LCC at or before the Closing such additional documents as are customarily provided for such a closing as may be reasonably required by Acquiror.

         8.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF LCC. The obligations of LCC to effect the Merger and to consummate the other transactions contemplated hereby are, at the option of LCC, also subject to the fulfillment at or prior to the Closing of the following conditions:

     (a) The representations and warranties of Acquiror contained in Article IV shall be accurate in all material respects as of the date of this Merger Agreement, and there shall be no inaccuracy in any such representations and warranties as of the Closing Date except to the extent that any such inaccuracy individually or in the aggregate does not constitute a material adverse change in the financial condition, results of operations or businesses of Acquiror and the Acquiror Subsidiaries, taken as a whole; all of the terms, covenants and conditions of this Merger Agreement to be complied with and performed by Acquiror at or before the Closing shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated as of the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of Acquiror shall have been delivered to LCC.

                                       47

     (b) Since the date of this Merger Agreement, no material adverse change in the financial condition, results of operations or businesses of Acquiror and the Acquiror Subsidiaries, taken as a whole, shall have occurred (excluding for these purposes the effect of any conditions, events and developments adversely affecting the life insurance industry generally), and a certificate to such effect dated as of the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of Acquiror shall have been delivered to LCC.

     (c) On the date of the Proxy Statement, the LCC Board shall have received from Oppenheimer & Co., Inc. a written update, dated as of such date, confirming the opinion referred to in Section 3.12.

     (d) Acquiror shall have paid or caused to be paid the outstanding balance under the Credit Agreement as provided in Section 2.5.

     (e) At or before the Closing Date, either: (i) Acquiror (directly or through one or more of its Subsidiaries) shall have deposited with the Payment Agent in trust, for the benefit of the stockholders of LCC at the Effective Time, funds sufficient to make all payments required under Article II hereof to the holders of LCC Common Stock and Employee Options or SARs, or (ii) Acquiror shall have provided to the Payment Agent an unconditional and irrevocable written commitment of Acquiror for the benefit of the holders of LCC Common Stock and Employee Options and SARs at the Effective Time, in form reasonably satisfactory to LCC and the Payment Agent, to make such funds available as they are required, such commitment to include provisions by which the Payment Agent is assured of access to cash and/or marketable securities of Acquiror sufficient to satisfy such commitment. This condition may be satisfied by a combination of a deposit under subsection (i) and a commitment under subsection (ii) which together equal the amount of funds necessary to make all payments required under ARTICLE II hereof.

     (f) LCC shall have received an opinion of counsel to Acquiror reasonably satisfactory to LCC, dated as of the Effective Time and in form and substance reasonably satisfactory to LCC, substantially to the effect that:

                                       48

          (i) Each of Acquiror and Newco has been duly organized, and is subsisting and in good standing, as a corporation under the laws of its respective jurisdiction of incorporation.

          (ii) Each of Acquiror and Newco has the corporate power and corporate authority to enter into this Merger Agreement and consummate the transactions provided for herein. The execution and delivery of this Merger Agreement by Acquiror and Newco and the consummation by them of the transactions provided for herein, have been duly authorized by requisite corporate action on the part of Acquiror and Newco. This Merger Agreement has been executed and delivered by Acquiror and Newco and (assuming this Merger Agreement is a valid and binding obligation of LCC) is a valid and binding obligation of Acquiror and Newco enforceable against each of them in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
                (B) that remedies of specific performance and injunctive and other forms of relief may be subject to general principles of equity and public policy and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution, delivery and performance by Acquiror and Newco of this Merger Agreement will not (A) conflict with or result in a breach of any provision of the Articles of Incorporation or By-laws of either of them, (B) result in, constitute a violation of or a default under, or cause the creation of any security interest or lien upon any of the properties or assets of Acquiror pursuant to, or cause the acceleration of the maturity of any debt or obligation of Acquiror pursuant to, any agreement, instrument, order, judgment or decree to which Acquiror is subject and of which such counsel is specifically aware and which LCC has advised such counsel in connection with this transaction is material to Acquiror and would have a material adverse effect on Acquiror's ability to perform its obligations hereunder or (C) insofar as is actually known to such counsel, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Acquiror is subject which would have a material adverse effect on Acquiror and the Acquiror Subsidiaries taken as a whole.

                                       49

          As to any matter contained in such opinion which involves the laws of any jurisdiction other than the federal laws of the United States or the laws of a state in which such counsel is licensed, such counsel may rely upon opinions of counsel admitted to practice in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel, which shall state that Acquiror's and such counsel's reliance thereon is justified. Such opinion may include assumptions as to the accuracy of the representations and warranties made by Acquiror in this Merger Agreement, may include qualifications similar to those set forth in
          Article IV hereof and other qualifications customarily contained in legal opinions rendered in connection with transactions of the nature of the Merger, and may expressly rely as to matters of fact upon certificates furnished by appropriate officers and directors of Acquiror and the Acquiror Subsidiaries and by public officials.

IX.  TERMINATION

     9.1 TERMINATION EVENTS. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the stockholder of Newco or the stockholders of LCC:

     (a)  By mutual consent of the Acquiror Board and the LCC Board.

     (b) By the Acquiror Board or the LCC Board, if the Merger shall not have been consummated on or before December 31, 1995 (unless such circumstance is the result of a breach of the terms hereof in any material respect by the party asserting the termination right).

     (c) By the Acquiror Board or the LCC Board, if the Merger and this Merger Agreement shall have been submitted to a vote of the stockholders of LCC and shall not have been approved by the requisite votes.

     (d) By the LCC Board, if a condition to LCC's obligations to close set forth in Article VIII of this Merger Agreement is not met on the Closing Date and is not waived.

     (e) By the Acquiror Board, if a condition to Acquiror's obligations to close set forth in Article VIII of this Merger Agreement cannot be met on the Closing Date and is not waived.

                                       50

     (f) By the Acquiror Board or the LCC Board, if an action is brought and remains pending in a court of competent jurisdiction (i) seeking to restrain, enjoin or otherwise prevent the consummation of the Merger or the other transactions contemplated hereby, or (ii) seeking substantial damages based on the consummation of the Merger or the other transactions contemplated hereby, and in either case, the party seeking to terminate believes in good faith with the advice of counsel that such action may have substantial merit.

     (g) By the Acquiror Board or the LCC Board, if the LCC Board does not make to the stockholders of LCC a favorable recommendation with respect to the Merger or such recommendation is modified or withdrawn in a way detrimental to Acquiror.

     (h) By the Acquiror Board, but only within thirty (30) days after the date hereof, if A. M. Best Company ("Best") has communicated to Acquiror that consummation of the transactions contemplated hereby has a reasonable probability of resulting in a reduction of the Best's rating of Great American Life Insurance Company to a rating lower than "A", and Acquiror shall have delivered to LCC within thirty (30) days after the date hereof the certificate of Acquiror executed by its President or a Senior Vice President, stating the particulars of such communication.

     9.2 EFFECT OF TERMINATION. In the event of any termination of this Merger Agreement pursuant to Section 9.1, Acquiror and LCC shall have no obligation or liability to each other except that (a) the provisions of the last sentence of
Section 6.4 and Section 9.3 shall survive any such termination, and (b) nothing herein and no termination pursuant hereto shall relieve any party from liability for any breach of this Merger Agreement.

     9.3 CERTAIN FEES AND EXPENSES.

     (a) LCC agrees to pay to Acquiror the amount of $2,500,000 in immediately available funds, which amount shall be for the purpose of (i) reimbursement to Acquiror of costs, expenses and fees actually incurred by or on behalf of Acquiror and/or Newco in connection with the Merger and the consummation of all transactions contemplated by this Agreement and (ii) compensation to Acquiror for its expenditure of time and effort in connection with such transactions, such payment to be made promptly, but in no event later than ten business days, after the termination of this Merger Agreement as a result of the occurrence

                                       51
          of either of the events set forth below which results in Acquiror or Newco not consummating the transactions contemplated by this Merger Agreement:

          (A) in compliance with Section 6.3, LCC shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Acquisition Transaction or shall have determined and such determination shall have become public knowledge that any such transaction is more favorable to the stockholders of LCC than the transactions contemplated by this Merger Agreement; or

          (B) in compliance with Section 6.3, the Board of Directors of LCC shall have withdrawn or materially negatively modified its approval or recommendation of this Merger Agreement or the transactions contemplated hereby or shall have resolved to do any of the foregoing (and such resolution shall have become public knowledge)

          if Acquiror and Newco have not breached any of their representations, warranties, covenants or agreements contained in this Merger Agreement in any material respect.

     (b) Acquiror agrees to pay to LCC the amount of $2,500,000 in immediately available funds, which amount shall be for the purposes of (i) reimbursement to LCC of costs, expenses and fees actually incurred by or on behalf of LCC in connection with the Merger and the consummation of all transactions contemplated by this Merger Agreement and (ii) compensation to LCC for its expenditure of time and effort in connection with such transactions, such payment to be made promptly, but in no event later than ten business days, after the termination of this Merger Agreement as a result of the failure of Acquiror to satisfy the condition to closing set forth in Section 8.3(e) hereof, if LCC has not breached any of its representations, warranties, covenants or agreements contained in this Merger Agreement in any material respect.

     (c) Any payment made pursuant to Section 9.3(a) or 9.3(b) shall be liquidated damages paid in full satisfaction of all claims that the recipient of the payment may have against the party making such payment based on the circumstances giving rise to such
                                       52
          payment. The parties hereto acknowledge the difficulty of ascertaining actual damages in the circumstances under which payments would be made pursuant to Section 9.3(a) or Section 9.3(b), and agree that the amounts specified in said Sections are reasonable and do not constitute a penalty.


X.   MISCELLANEOUS

     10.1 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. This Merger Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto; provided however, that after this Merger Agreement has been approved and adopted by the stockholder of Newco and the stockholders of LCC this Merger Agreement may be amended only as may be permitted by applicable provisions of the Delaware Law.

     10.2 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty in this Merger Agreement shall survive the consummation of the Merger.

     10.3 PUBLIC STATEMENTS. Acquiror and LCC agree to consult with each other prior to issuing any press release or otherwise making any public statement or disclosure with respect to the transactions contemplated hereby, and neither will issue any such press release or make any such public statement or disclosure prior to such consultation, except as may be required by law or applicable stock exchange policy.

     10.4 KNOWLEDGE. All references in this Merger Agreement to knowledge of a corporation shall be deemed to mean knowledge of any one or more of its executive officers.

     10.5 ASSIGNMENT. This Merger Agreement will not be assignable by the parties hereto.

     10.6 NOTICES. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given (and will be deemed to have been duly received if so given) by delivery by cable, telegram, telex, telecopy or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

                                       53

                  If to Acquiror:

                           American Annuity Group, Inc.
                           250 East Fifth Street
                           Cincinnati, Ohio  45202
                           Attention:  Mark F. Muething, Esquire

                           Telephone Number:  (513) 333-5515
                           Telecopy Number:  (513) 357-3397

                                    with a copy to:

                           Keating, Muething & Klekamp
                           1800 Provident Tower
                           One East Fourth Street
                           Cincinnati, Ohio  45202
                           Attention:  Edward E. Steiner, Esquire

                           Telephone Number:  (513) 579-6468
                           Telecopy Number:  (513) 579-6957

                  and if to LCC:

                           Laurentian Capital Corporation
                           640 Lee Road, Suite 303
                           Wayne, Pennsylvania  19087
                           Attention: Mr. Robert T. Rakich

                           Telephone Number:  (610) 889-7400
                           Telecopy Number:  (610) 889-7406

                                       54
                           with a copy to:

                           Armbrecht, Jackson, DeMouy,
                             Crowe, Holmes & Reeves, L.L.C.
                           1300 AmSouth Center
                           Post Office Box 290
                           Mobile, Alabama  36601
                           Attention:  E. B. Peebles III, Esquire

                           Telephone Number:  (334) 405-1300
                           Telecopy Number:  (334) 432-6843

          or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     10.7 GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     10.8 SEVERABILITY. If any term, provision, covenant, agreement or restriction of this Merger Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Merger Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

     10.9 COUNTERPARTS. This Merger Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

     10.10 HEADINGS. The section headings herein are for convenience only and will not affect the construction hereof.

     10.11 ENTIRE AGREEMENT. This Merger Agreement constitutes the entire agreement between the parties hereto and supersede all other prior agreements and understandings, both oral and written, between the parties relating to the subject matter hereof and thereof, and except as provided in Section 5.2 do not confer upon any person or entity not a party hereto or thereto any rights or remedies hereunder or thereunder.

                                       55

     IN WITNESS WHEREOF, each of the parties hereto has caused this Merger Agreement to be signed by its respective President or a Vice President and attested by its respective Secretary or an Assistant Secretary, all as of the date first above written.

                                                 AMERICAN ANNUITY GROUP, INC.

                                                 By:  /s/  Jeffrey S. Tate
                                                    ---------------------------
                                                      Senior Vice President
ATTEST:

   /s/ Mark F. Muething
- --------------------------
   Secretary

                                                 LQ ACQUISITION CORP.

                                                 By:   /s/  Jeffrey S. Tate
                                                    ---------------------------
                                                       Senior Vice President
ATTEST:

   /s/  Mark F. Muething
- --------------------------
   Secretary

                                                 LAURENTIAN CAPITAL CORPORATION

                                                 By:   /s/  Robert T. Rakich
                                                    ---------------------------
                                                       President
ATTEST:

   /s/ Bernhard M. Koch
- --------------------------
   Secretary

                                       56

                   EXHIBIT A TO AGREEMENT AND PLAN OF MERGER

                          CERTIFICATE OF INCORPORATION
                                       OF
                             L.Q. ACQUISITION CORP.

     I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

     FIRST. The name of the corporation is L.Q. Acquisition Corp. (the "Corporation").

     SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The aggregate number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000), all of which shall be common stock without par value.

     FIFTH. The incorporator of the Corporation is Mark F. Muething, whose mailing address is c/o American Annuity Group, Inc., 250 East Fifth Street, Suite 1000, Chiquita Building, Cincinnati, Ohio 45202.

     SIXTH. Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

     EIGHTH. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended and supplemented, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or modification. Without limiting the generality of the foregoing contained in this Article EIGHTH, no director of this Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which include intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The foregoing provisions shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

     NINTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same as may be amended and supplemented, indemnify any person serving as a director or officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred in or covered by said section. Any indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in other capacity while holding such position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     ELEVENTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, advance expenses to those persons serving as directors of the Corporation and the advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those persons to whom expenses have been or may be advanced may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's position as a director, and as to action in any other capacity while holding such position as a director, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such person.

     TWELFTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     THIRTEENTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the person who is to serve as the initial director of the Corporation until the first annual meeting of stockholders of the Corporation, or until his successor is elected and qualifies, is: Jeffrey S. Tate.

     The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this ____ day of May, 1995.

                                        ---------------------------------------
                                        Mark F. Muething
                                        Incorporator

253091.1

                   EXHIBIT B TO AGREEMENT AND PLAN OF MERGER

                                    BY-LAWS
                                       OF
                             L.Q. ACQUISITION CORP.

                                   ARTICLE I

                                 STOCKHOLDERS

     1. STOCKHOLDER MEETINGS.

     - TIME. The annual meeting of stockholders shall be held on the second Tuesday in April at 10:00 a.m. or such other date or time fixed, from time to time, by the directors. The first stockholders meeting following adoption of these By-Laws shall be held in 1996. A special meeting shall be held on the date and at the time fixed by the directors.

     - PLACE. Annual meetings and special meetings of stockholders shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.

     Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

     - CALL. Annual meetings and special meetings of stockholders may be called by the directors or by any officer instructed by the directors to call the meeting or at the written request of stockholders holding a majority in the amount of the outstanding common stock of the Corporation issued and outstanding and entitled to vote. Any such request by stockholders shall state the purpose or purposes of the proposed meeting.

     - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings of stockholders shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community where the meeting is to be held at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. Except as otherwise provided by the Delaware General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his address as shown on the stock ledger of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than 30 days or the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the limited purpose of objecting, expressed at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     - STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

     - CONDUCT OF MEETING. Meetings of the stockholders of the corporation shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting. At each stockholders meeting action may be taken only with respect to those items contained in the Notice of Meeting, otherwise proposed by the Board of Directors or proposed by a shareholder through a submission in writing to the Secretary of the Corporation at least fifteen days prior to the date of the meeting.

     Only persons nominated by an officer, director or in writing by a shareholder at least fifteen days prior to the meeting at which directors are to be elected shall be eligible for election.

     - INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

     - QUORUM. The holders of one-third of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

     - VOTING. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these By-Laws.

     2. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than Unanimous written consent shall be given to those stockholders who have not consented in writing.

     3. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

     The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

     4. UNCERTIFICATED SHARES. Subject to any conditions imposed by the Law of the State of Delaware, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof the written notice or statement prescribed by the Law of the State of Delaware.

     5. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

     6. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

     7. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in

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advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on theday next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     8. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law of the State of Delaware confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

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                                   ARTICLE II

                                   DIRECTORS

     1. FUNCTIONS AND DEFINITIONS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

     2. NUMBER AND TERM. The Board of Directors shall initially consist of at least one person. The exact number of Directors may be fixed or changed by the Stockholders at any meeting or by the Directors in the interim between stockholder meetings. The number of Directors may be increased by the stockholders at any meeting or by the Directors in the interim between stockholder meetings.

     3. VACANCIES. In the interim between annual meetings of stockholders or special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board of Directors, including unfilled vacancies resulting from the removal of Directors for cause or without cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director. Directors who are elected in the interim to fill vacancies shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     4. BOARD OF DIRECTORS MEETINGS.

     - TIME. Meetings shall be held at such time as the Board shall fix.

     - PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

     - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or of a majority of the directors in office.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Notice of the time, place and purpose of any special meeting of the Board of Directors or of any committee thereof, shall be given by personal

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                                     - 8 -

or written delivery, at least 72 hours before the meeting. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when that person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written wavier of notice.

     - QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevent such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law of the State of Delaware, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law of the State of Delaware and these By-Laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

     Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Unless waived by a majority of Directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors, any Director who desires the presence at such meeting of not more than one person who is not a Director shall so notify all other Directors, request the presence of such person at the meeting, and state the reason in writing. Such person will not be permitted to attend the Directors' meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the Directors in attendance.

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                                     - 9 -

     - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

     5. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law of the State of Delaware.

     6. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III

                                    OFFICERS

     The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

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                                     - 10 -

     Unless otherwise provided in the resolution choosing an officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until a successor shall have been chosen and qualified.

     All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign. In the absence of the Secretary or the Assistant Secretary the Chairman of the meeting shall appoint a Secretary to record the proceedings of the meeting. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                         INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

     1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, partner, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior


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thereto), or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators. Except as provided in Section IV(2) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation.

     The right to indemnification conferred in this Section IV(1) shall be a contract right.

     The right to indemnification conferred in this Section IV(1) shall, solely in the case of those who are or were serving as a director of the Corporation, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses incurred by a person in his or her capacity as a director shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such director, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appear that such director is not entitled to be indemnified for such expenses under this Section IV(1) or otherwise. An advancement of expenses shall not be made to a director if the Corporation's Board of Directors makes a good faith determination that such payment would violate law or public policy.

     The right to indemnification conferred in this Section IV(1) may, in the case of those who are or were serving as an officer of the Corporation, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses incurred by a person in his or her capacity as an officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appear that such officer is not entitled to be indemnified for such expenses under this Section IV(1) or otherwise. An advancement of expenses shall not be made to an officer if the Corporation's Board of Directors makes a good faith determination that such payment would violate law or public policy.

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                                     - 12 -

     2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section IV(1) is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this
Article IV upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

     3. NONEXCLUSIVITY AND SURVIVAL OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise.

     Notwithstanding any amendment to or repeal of this Article IV, or of any of the procedures established by the Board of Directors pursuant to Section IV(7), any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

     4. INSURANCE, CONTRACTS, AND FUNDING. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of Delaware. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article IV and

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                                     - 13 -

may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this
Article IV.

     5. PERSONS SERVING OTHER ENTITIES. Any person who is or was a director, officer, or employee of the Corporation who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (ii) in an executive or management capacity in a partnership, joint venture, trust, or other enterprise of which the Corporation or a wholly-owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and advancement of expenses under Section IV(1).

     6. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this
Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

     7. PROCEDURES FOR THE SUBMISSION OF CLAIMS. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article IV, determination of the entitlement of any person thereto, and review of any such determination. Such procedures shall be set forth in an appendix to these By-Laws and shall be deemed for all purposes to be a part hereof.

                                   ARTICLE V

                                 CORPORATE SEAL

     The Corporation may have a seal which shall be in such form as the Board of Directors shall prescribe but the presence or absence of a corporate seal shall have no effect.

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                                   ARTICLE VI

                                  FISCAL YEAR

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VII

                              CONTROL OVER BY-LAWS

     Subject to the provisions of the Certificate of Incorporation and the provisions of the General Corporation Law of the State of Delaware the By-Laws may be amended by the Board of Directors or by the affirmative vote of the holders of outstanding voting securities of the Corporation entitling them to exercise two-thirds of the voting power of the Corporation on such proposal.

     WITNESS my hand and the seal of the Corporation.

Dated:





                                        ----------------------------------------
                                                       Secretary

(SEAL)

253304.1

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